
                                                                     Exhibit 2.7

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                            SHARE PURCHASE AGREEMENT

                                      among

                           RAVISENT TECHNOLOGIES INC.,

                                  EMATION, LTD.

                                 and certain of

                               THE SHAREHOLDERS OF
                                  EMATION, LTD.











                    Amended and restated as of July 27, 2001
================================================================================
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                                TABLE OF CONTENTS
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ARTICLE I. DEFINITIONS............................................................................................2
         SECTION 1.01. Certain Defined Terms......................................................................2

ARTICLE II. SALE AND TRANSFER OF COMPANY SHARES; CLOSING; PURCHASE PRICE.........................................11
         SECTION 2.01. Sale and Transfer of Company Shares.......................................................11
         SECTION 2.02. Closing...................................................................................11
         SECTION 2.03. Delivery of Company Shares and Payment of Purchase Price..................................12
         SECTION 2.04. Fractional Shares.........................................................................13
         SECTION 2.05. Calculation of Adjustments................................................................13
         SECTION 2.06. Piggy-back Registration...................................................................14

ARTICLE III. REPRESENTATIONS AND WARRANTIES AS TO THE COMPANY....................................................15
         SECTION 3.01. Organization, Standing and Power..........................................................15
         SECTION 3.02. Memorandum................................................................................15
         SECTION 3.03. Capital Structure.........................................................................15
         SECTION 3.04. Authority Relative to this Agreement......................................................17
         SECTION 3.05. No Conflicts; Required Filings and Consents...............................................17
         SECTION 3.06. Officers and Directors....................................................................18
         SECTION 3.07. Bank Accounts.............................................................................18
         SECTION 3.08. Subsidiaries, Etc.........................................................................18
         SECTION 3.09. Absence of Certain Changes or Events......................................................19
         SECTION 3.10. Title to Assets...........................................................................21
         SECTION 3.11. Sufficiency of Assets.....................................................................22
         SECTION 3.12. Fixtures and Equipment....................................................................22
         SECTION 3.13. Contracts.................................................................................22
         SECTION 3.14. Permits...................................................................................24
         SECTION 3.15. Financial Statements......................................................................24
         SECTION 3.16. Liabilities...............................................................................26
         SECTION 3.17. Litigation................................................................................26
         SECTION 3.18. Labor Matters.............................................................................27
         SECTION 3.19. Employee Plans............................................................................28
         SECTION 3.20. [Reserved]................................................................................31
         SECTION 3.21. Compliance with Law.......................................................................31
         SECTION 3.22. Intellectual Property.....................................................................32
         SECTION 3.23. Tax Matters...............................................................................34
         SECTION 3.24. Insurance.................................................................................37
         SECTION 3.25. Payments..................................................................................37
         SECTION 3.26. Customers and Suppliers...................................................................38
         SECTION 3.27. Environmental Matters.....................................................................38
         SECTION 3.28. Brokers; Transaction Costs................................................................39
         SECTION 3.29. Information Supplied......................................................................39
         SECTION 3.30. Products Liability........................................................................40

                                       i
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         SECTION 3.31. Real Property and Leased Real Property....................................................40
         SECTION 3.32. Transactions with Related Parties.........................................................41
         SECTION 3.33. Certain Business Practices................................................................41
         SECTION 3.34. Business Activity Restriction.............................................................41
         SECTION 3.35. Grants, Incentives and Subsidies..........................................................42
         SECTION 3.36. Full Disclosure...........................................................................42
         SECTION 3.37. Signatories...............................................................................43

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS...................................................43
         SECTION 4.01. Authorization of Agreements, Etc..........................................................43
         SECTION 4.02. Validity..................................................................................43
         SECTION 4.03. Title to Shares...........................................................................43
         SECTION 4.04. Investment Representations................................................................44
         SECTION 4.05. No Registration Of Purchaser Shares.......................................................45
         SECTION 4.06. Purchaser Shares Are Restricted Securities................................................45
         SECTION 4.07. Obligation to Register....................................................................46
         SECTION 4.08. Brokers...................................................................................46
         SECTION 4.09. Tax Withholding...........................................................................46

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.......................................................46
         SECTION 5.01. Organization and Qualification; Subsidiaries..............................................46
         SECTION 5.02. Capitalization............................................................................47
         SECTION 5.03. Authority Relative to this Agreement......................................................47
         SECTION 5.04. No Conflict; Required Filings and Consents................................................47
         SECTION 5.05. SEC Filings; Financial Statements.........................................................48
         SECTION 5.06. Absence of Certain Changes or Events......................................................49

ARTICLE VI. COVENANTS............................................................................................49
         SECTION 6.01. Conduct of Business by the Company Pending the Closing....................................49
         SECTION 6.02. No Solicitation...........................................................................50
         SECTION 6.03. Notices of Certain Events.................................................................50
         SECTION 6.04. Access to Information; Confidentiality....................................................51
         SECTION 6.05. Further Action; Consents; Filings.........................................................51
         SECTION 6.06. Certain Tax Matters.......................................................................52
         SECTION 6.07. Public Announcements......................................................................52
         SECTION 6.08. Legend....................................................................................52
         SECTION 6.09. Information Statement.....................................................................53
         SECTION 6.10. Tax-Free Reorganization...................................................................53
         SECTION 6.11. Review Report.............................................................................53

ARTICLE VII......................................................................................................54

ARTICLE VII. ADDITIONAL AGREEMENTS...............................................................................54
         SECTION 7.01. Proxy Statement...........................................................................54
         SECTION 7.02. Purchaser Stockholders' Meeting...........................................................54
         SECTION 7.03. [Reserved]................................................................................55

                                       ii
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         SECTION 7.04. Assumption of Company Options.............................................................55
         SECTION 7.05. Registration Statements on Form S-8.......................................................56
         SECTION 7.06. Resignations of Officers and Directors....................................................56
         SECTION 7.07. General Release and Waiver................................................................56
         SECTION 7.08. Bridge Loan...............................................................................57

ARTICLE VIII. CONDITIONS PRECEDENT...............................................................................58
         SECTION 8.01. Conditions Precedent to the Obligations of Each Party.....................................58
         SECTION 8.02. Conditions Precedent to the Obligation of the Purchaser...................................58
         SECTION 8.03. Conditions Precedent to the Obligations of the Company and the Shareholders...............61

ARTICLE IX. INDEMNIFICATION......................................................................................62
         SECTION 9.01. Escrow Fund...............................................................................62
         SECTION 9.02. Indemnification...........................................................................62
         SECTION 9.03. Escrow Period.............................................................................65
         SECTION 9.04. Claims upon Escrow Fund...................................................................65
         SECTION 9.05. Shareholders' Agent.......................................................................67
         SECTION 9.06. Actions of the Shareholders' Agent........................................................67
         SECTION 9.07. Third-Party Claims........................................................................68

ARTICLE X. TERMINATION AND ABANDONMENT...........................................................................69
         SECTION 10.01. Survival of Representations and Warranties...............................................69
         SECTION 10.02. Termination..............................................................................69
         SECTION 10.03. Procedure and Effect of Termination......................................................70

ARTICLE XI. MISCELLANEOUS........................................................................................70
         SECTION 11.01. Expenses, Etc............................................................................70
         SECTION 11.02. Notices..................................................................................71
         SECTION 11.03. Waivers..................................................................................72
         SECTION 11.04. Amendments, Supplements, Etc.............................................................73
         SECTION 11.05. Governing Law............................................................................73
         SECTION 11.06. Waiver of Jury Trial.....................................................................73
         SECTION 11.07. Headings; Interpretation.................................................................73
         SECTION 11.08. Counterparts.............................................................................74
         SECTION 11.09. Entire Agreement.........................................................................74
         SECTION 11.10. Third Party Beneficiaries/Parties in Interest............................................74
         SECTION 11.11. Assignability............................................................................74


Schedule                  Description
--------                  -----------

   I      Shareholders of the Company

   II     Management Shareholder

   III    Post Closing Company and Subsidiary Officers and Directors

   IV     Post Closing Purchaser Officers and Directors

   V      Net Debt Amount Lenders

Exhibit                   Description
-------                   -----------

   A      Form of Escrow Agreement

   B      Form of Opinion of Yigal, Arnon & Co., Israeli Counsel to the Company

   C      Form of Opinion of Ropes & Gray, U.S. Counsel to the Company

   D      Form of Dale Calder Executive Employment and Non-Competition Agreement

   E Form of Executive Employment and Non-Competition Agreement for Key Employees other than Dale Calder

   F      Form of Non Competition and Confidentiality Agreement

   G      Form of Lock-up Agreement

   H Form of Opinion of Brobeck, Phleger & Harrison LLP, U.S. Counsel to the Purchaser

   I      Form of Company 2001 Stock Option Plan

   J      Form of Investor Suitability Certificate

   K      Form of Bridge Loan Agreement

   L      Form of Guaranty

   M      Form of Opinion of counsel to the Shareholders

                            SHARE PURCHASE AGREEMENT

          SHARE PURCHASE AGREEMENT, amended and restated as of July 27, 2001, among RAVISENT Technologies Inc., a Delaware corporation (the "Purchaser"), eMation, Ltd., a private company organized under the laws of the State of Israel (the "Company"), and certain of the shareholders of the Company named in
Schedule I hereto who have executed this Agreement (hereinafter sometimes referred to individually as a "Shareholder" and collectively as the "Shareholders").

          WHEREAS, the authorized share capital of the Company consists of the following classes and series of shares: Ordinary Shares (the "Ordinary Shares"); Series A Preferred Shares (the "Series A Preferred Shares"); Series B Pr ferred Shares (the "Series B Preferred Shares"); Series C Preferred Shares (the "Series C Preferred Shares"); and Series D Redeemable Preferred Shares (the "Series D Preferred Shares"), each of NIS 0.05 nominal value (collectively, together with the Series E Preferred Shares, the "Company Shares"); and

          WHEREAS, the Company shall, immediately prior to the Closing, issue shares of a new series of preferred share which shall be designated as Series E Preferred Shares (the "Series E Preferred Shares") to certain holders of preferred shares of the Company pursuant to and in accordance with the terms and conditions contained in an agreement dated as of June 25, 2001 among the Company and such holders (the "Shareholder Bridge Facility"), a copy of which has been provided to the Purchaser; and

          WHEREAS, the Purchaser desires to purchase all of the issued and outstanding Company Shares at the Closing; and

          WHEREAS, the Purchaser has made an offer to purchase all of the issued Company Shares of all classes and series (the "Buyout offer");

          WHEREAS, the Shareholders desire to sell and the Purchaser desires to purchase all of the Company Shares owned by the Shareholders, on the terms and subject to the conditions hereinafter set forth; and

          WHEREAS, the parties intend that the purchase of Company Shares qualify as a reorganization under Section 368 of the Code for U.S. tax purposes, and hereby adopt this agreement as a plan of reorganization within the meaning of Section 368 of the Code; and

          WHEREAS, as an inducement to the Company and the Shareholders to enter into this Agreement, the Purchaser and the Company shall use their best efforts to cause Luico Inc., a subsidiary of the Purchaser, and eMation, Inc., a subsidiary of the Company, respectively, to enter into the Secured Promissory Note and Agreement (the "Bridge Loan Agreement") substantially in the form attached hereto as Exhibit K, along with the Intellectual Property Security Agreement and the Security Agreement referred to therein, within five Business Days of the original execution of this Agreement by the Company, the Purchaser and holders of no less than ninety percent (90%) of each class and series of the Company Shares outstanding on the date hereof, pursuant to which, among other things, Luico Inc. will provide bridge financing (the "Bridge Loan") to eMation, Inc. and in return eMation, Inc. will provide a security interest in its assets and intellectual property to Luico Inc.; and

          WHEREAS, as an inducement to Luico Inc. to provide the Bridge Loan, the Company will, concurrently with the execution of the Bridge Loan Agreement, execute a Guaranty (the "Guaranty") substantially in the form attached hereto as Exhibit L, along with the Guarantor Intellectual Property Security Agreement and the Guarantor Security Agreement referred to therein, pursuant to which, among other things, the Company will guarantee the obligations of eMation, Inc. pursuant to the Bridge Loan Agreement and provide a security interest in its assets and intellectual property to Luico Inc.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

          SECTION 1.01. Certain Defined Terms. Unless the context otherwise requires, the following terms, when used in this Agreement, shall have the respective meanings specified below (such meanings to be equally applicable to the singular and plural forms of the terms defined):

          "Accounts Receivable" means any and all accounts receivable, bills receivable, trade accounts, book debts and insurance claims recorded as receivable in the Books and Records and any other amount due to the Company or a Company Subsidiary including any refunds and rebates, and the benefit of all security (including cash deposits), guarantees and other collateral held by the Company or a Company Subsidiary.

          "Action" shall mean any legal, administrative, governmental or regulatory proceeding or other action, suit, proceeding, claim, arbitration, mediation, alternative dispute resolution procedure, inquiry or investigation by or before any arbitrator, mediator, court or other Governmental Entity.

          "Adjustment Shares" shall mean that number of Purchaser Shares equal to the quotient obtained by dividing the Net Debt Amount by $3.00, provided however, that in no event shall such quotient be less than zero.

          "Affiliate" of a Person shall mean any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership interests, by contract or otherwise.

          "Affiliated Group" shall mean any affiliated group within the meaning of Section 1504(a) of the Code or any similar group defined under any similar Law.

          "Assets" shall mean with respect to any Person, all of its right, title and interest in and to its properties, assets and rights of any kind, whether tangible or intangible, real or personal.

          "Balance Sheet Date" shall mean December 31, 2000.

          "Benefit Arrangement" shall mean with respect to any Person, any employment, consulting, severance or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including any self-insured arrangements and managers' insurance), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits (including any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, share options, stock appreciation rights, share purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits whether or not legally binding, which (A) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (B) is or has been entered into, maintained, contributed to or required to be contributed to, by such Person, or an ERISA Affiliate thereof or under which such Person, or any ERISA Affiliate thereof may incur any Liability, and (C) covers or has covered any employee or former employee of such Person, or any ERISA Affiliate thereof (with respect to their relationship with such entities).

          "Books and Records" shall mean, with respect to any Person, (a) all product, business and marketing plans, sales and promotional literature and artwork relating to its Assets or Business, (b) all books, records, lists, ledgers, financial data, files, reports, product and design manuals, plans, drawings, technical manuals and operating records of every kind relating to its Assets or Business (including records and lists of customers, distributors, suppliers and personnel) and (c) all telephone and fax numbers used in its Business, in each case whether maintained as hard copy or stored in computer memory and whether owned by such Person or its respective Affiliates.

          "Business" shall mean, with respect to any Person, the business of such Person as conducted on the date hereof.

          "Business day" shall mean any day other than a Friday, Saturday, Sunday or any other day on which banking institutions in the State of New York or the State of Israel ("Israel") are not open for the transaction of normal banking business.

          "Closing" shall mean the consummation of the transactions contemplated by this Agreement on the Closing Date.

          "Code" shall mean Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "Company Disclosure Schedule" shall mean the disclosure schedule delivered by the Company to the Purchaser prior to the execution of this Agreement and forming a part hereof.

          "Company Financial Advisor" shall mean BNY Capital Markets, Inc.

          "Company Material Adverse Effect" shall mean any change in or effect on the business of the Company or any Company Subsidiary that, individually or in the aggregate, is, or is reasonably likely to be, materially adverse to (a) the business, Assets, Liabilities, financial condition or results of operations of the Company and the Company Subsidiaries or (b) the ability of the Company to perform its obligations under this Agreement or the Transaction Documents to which the Company is a party or to effect the transactions contemplated hereby or thereby; provided that continuing operating losses by the Company and the Company Subsidiaries in the ordinary course of business consistent with past results will not be deemed to be a Company Material Adverse Effect.

          "Company Options" shall mean options to purchase shares of the Company granted and those obligations to grant such options to employees, consultants or directors under or subject to the terms of any of the Company 2000 Option Plans, the Company 1988 Option Plans or pursuant to other Contracts of the Company or any Company Subsidiary.

          "Company 2000 Option Plans" shall mean the Company's 2000 International Stock Option Plan adopted by the Company's Board of Directors and as in effect as of the date hereof, and the Company's 2000 Master Share Option Plan adopted by the Company's Board of Directors and as in effect as of the date hereof.

          "Company 1988 Option Plans" shall mean the PC Soft International
(1988) Ltd. Israeli Employee Stock Option Plan adopted by the Company's Board of Directors and as in effect as of the date hereof, and the PC Soft International
(1988) Ltd. International Employee Stock Option Plan adopted by the Company's Board of Directors and as in effect as of the date hereof.

          "Company Option Plans" shall mean the Company 2000 Option Plans and the Company 1988 Option Plans.

          "Company Proprietary Property" shall mean all Proprietary Rights which are used or are proposed to be used in connection with the conduct of the business of the Company and the Company Subsidiaries as currently conducted or as currently contemplated to be conducted.

          "Company Subsidiary" shall mean any Subsidiary of the Company.

          "Company Warrants" shall mean warrants to purchase shares of the Company granted and those obligations to grant such warrants pursuant to Contracts of the Company or any Company Subsidiary.

          "Confidentiality Agreement" shall mean the confidentiality agreement dated February 27, 2001 between the Purchaser and the Company.

          "Consents" shall mean consents, approvals, requirements, exemptions, orders, waivers, allowances, novations, authorizations, declarations, filings, registrations and notifications.

          "Contracts" shall mean, with respect to any Person, all agreements, undertakings, contracts, obligations, arrangements, promises, understandings and commitments (whether written or oral and whether express or implied) (i) to which such Person is a party, (ii) under which such Person has any rights, (iii) under which such Person has any Liability or (iv) by which such Person, or any of the Assets owned or used by such Person, is bound.

          "$" shall mean United States Dollars.

          "Default" with respect to any Person shall mean (a) a breach of or default under any Contract of such Person, (b) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any such Contract, or (c) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination or acceleration under any such Contract.

          "Employee Contract" shall mean each management, employment, consulting, non-compete, confidentiality, proprietary rights or similar Contract between the Company or any Company Subsidiary and any employee or consultant of the Company or a Company Subsidiary insofar as any such person performs services for the Company or any Company Subsidiary or pursuant to which the Company or any Company Subsidiary has or may have any Liability and any other undertaking or commitment of any such person toward the Company or any Company Subsidiary, including but not limited to Contracts with present or former officers or directors of the Company or any Company Subsidiary and Contracts providing for severance, termination, "golden parachute," or other similar payments to any present or former employee following termination of employment or otherwise as a result of the consummation of the transactions contemplated by this Agreement and the Transaction Documents to which the Company or any Company Subsidiary are a party.

          "Employee Plans" shall mean, with respect to any Person, all of its respective Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

          "Encumbrance" shall mean any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, hypothecation, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other similar right of any third parties, whether voluntarily incurred or arising by operation of Law, and includes any agreement to give any of the foregoing in the future, any contingent sale or other title retention agreement or lease in the nature thereof and, in the case of securities, any purchase option, call proxy, right of first refusal, right of preemption, voting trusts, attachments and any restriction on voting or transfer or similar right or claim of a third party with respect to such securities.

          "Environmental Conditions" mean, with respect to any Person, the introduction into the environment of any Hazardous Substance as a result of which such Person, has or is reasonably likely to become liable to any other Person or by reason of which any of its Assets is reasonably likely to suffer or be subjected to any Encumbrance.

          "Environmental Law" shall mean any Law and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Substances, as in effect as of the date hereof.

          "Environmental Permit" shall mean any Permit required under or issued pursuant to any applicable Environmental Law.

          "Escrow Agent" shall mean the person mutually chosen by the Purchaser and the Company prior to the Closing Date to act as the escrow agent under the Escrow Agreement, or any successor thereof.

          "Escrow Agreement" shall mean the Escrow Agreement, to be dated as of the Closing Date, by and among the Company, the Purchaser, the Shareholders Agent and the Escrow Agent, in substantially the form attached hereto as Exhibit A.

          "Escrow Shares" shall mean the shares of Purchaser Common Stock to be held in escrow by the Escrow Agent pursuant to the Escrow Agreement.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" shall mean, with respect to any Person, any entity which is (or at any relevant time was) a member of a "controlled group of corporations" under "common control," or an "affiliated service group" with such Person as defined in Section 414(b), (c) or (m) of the Code or is under "common control" with such Person within the meaning of Section 4001(a)(14) of ERISA.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

          "Expenses" shall mean, with respect to any party hereto, all reasonable out-of-pocket expenses (including, without limitation, all reasonable fees and out-of-pocket expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by such party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of its obligations pursuant to this Agreement and the consummation of the transactions contemplated by this Agreement and the Transaction Documents, and all other matters related to the transactions contemplated hereby or thereby.

          "Fixtures and Equipment" shall mean, with respect to any Person, all of the furniture, fixtures, furnishings, office equipment, development tools and equipment, lab equipment, spare parts, tooling, molds, mask sets, database tapes, test tapes, test fixtures and equipment, patterns, dies, computers and software (including any source or object codes therefore or documentation relating thereto and computer aided design equipment and software), and other tangible personal property owned or leased by such Person, wherever located and including any such Fixtures and Equipment in the possession of any of its respective suppliers or other vendors.

          "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time and consistently applied.

          "Governmental Entity" shall mean in any jurisdiction, including without limitation the United States and Israel, any (i) supranational, national, federal, state, local, foreign or international government, (ii) court, arbitral or other tribunal, (iii) governmental or quasi-governmental authority of any nature (including any political subdivision, instrumentality, branch, department, official or entity) or (iv) agency, commission, authority or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

          "Governmental Order" shall mean, with respect to any Person, any judgment, decision, consent decree, injunction, ruling or order of any Governmental Entity that is binding on such Person or its Assets under applicable Law.

          "Hazardous Substance" shall mean (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

          "Indebtedness" of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of payments not yet made for services already provided or property already owned by the Person, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on Assets owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; (g) all guarantees by such Person of Indebtedness of others, (h) all capital lease obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

          "IRS" shall mean the U.S. Internal Revenue Service.

          "Law" shall mean in any jurisdiction, including, without limitation, the United States and Israel, any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, notice requirement, agency guidelines, principles of law, other requirement or principle of law, Governmental Order or determination of any Governmental Entity, including but not limited to Environmental Laws, energy, motor vehicle safety, public utility, zoning, building and health codes, occupational safety and health and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

          "Leased Real Property" means all premises which are leased, subleased, licensed or otherwise occupied by the Company or any Company Subsidiary and the interest of the Company or any Company Subsidiary in all plants, buildings, structures, fixtures, erections, improvements, easements, rights-of-way and other appurtenances situate on or forming part of such premises.

          "Liability" shall mean any and all claims, debts, liabilities, obligations and commitments of whatever nature, whether asserted or reasonably expected to be asserted, fixed, absolute or contingent, matured or unmatured, accrued or unaccrued, liquidated or unliquidated or due or to become due, and whenever or however arising (including those arising out of any Contract or tort, whether based on negligence, strict liability or otherwise) regardless of whether the same would be required by GAAP to be reflected as a liability in financial statements or disclosed in the notes thereto.

          "Multiemployer Plan" shall mean, with respect to any Person, any "multiemployer plan," as defined in Sections 4001(a)(3) of ERISA or 3(37) of the Code, (A) which such Person or any ERISA Affiliate thereof maintains, administers, contributes to or is required to contribute to, or, after September 25, 1980, maintained, administered, contributed to or was required to contribute to, or under which such Person or any ERISA Affiliate thereof may incur any Liability and (B) which covers any employee or former employee of such Person or any ERISA Affiliate thereof (with respect to their relationship with such entities).

          "NIS" shall mean the New Israeli Shekel, the lawful currency of the State of Israel.

          "Net Debt Amount" shall mean the aggregate amount of all Indebtedness of the Company and the Company Subsidiaries to the Persons set out on Schedule V, on a consolidated basis, as of the Closing Date in excess of $5,000,000, calculated in accordance with GAAP.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation.

          "Pension Plan" shall mean, with respect to any Person, any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) (A) which such Person or any ERISA Affiliate thereof maintains, administers, contributes to or is required to contribute to, or, within the six years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which such Person or any ERISA Affiliate thereof may incur any Liability and (B) which covers any employee or former employee of such Person or any ERISA Affiliate thereof (with respect to their relationship with such entities).

          "Permits" shall mean all licenses, Consents, permits, franchises, approvals or authorizations of any Governmental Entity.

          "Person" shall mean an individual, corporation, partnership, private company, limited partnership, limited liability company, limited liability partnership, syndicate, person

(including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity or Governmental Entity.

          "Proprietary Rights" shall mean (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all patents, patent applications and patent disclosures, together with all reissues, continuations, continuations-in-part, revisions, divisions, extensions and reexaminations thereof, (b) all registered and unregistered trademarks, service marks, trade dress, logos, trade names, domain names, business, corporate and product names, together with all translations, adaptations, derivations, and combinations thereof, and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations and renewals in connection therewith, (d) all mask works and all applications, registrations and renewals in connection therewith,
(e) all trade secrets, confidential business and technical information (including but not limited to ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, methods, plans, models, engineering notebooks, schematics, technology, flowcharts, block diagrams, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (f) all computer and electronic data, data processing programs, documentation and software, both source code and object code (including flow charts, diagrams, descriptive texts and programs, computer print-outs, underlying tapes, computer databases and similar items), computer applications and operating programs, (g) all licenses, sublicenses, permissions or Contracts in connection with any of the foregoing, (h) all rights to sue for and remedies against past, present and future infringements of any or all of the foregoing and rights of priority and protection of interests therein under the Laws of any jurisdiction worldwide, (i) all copies and tangible embodiments of any or all of the foregoing (in whatever form or medium, including electronic media), and (j) all other proprietary, intellectual property and other rights relating to any or all of the foregoing.

          "Purchaser Common Stock" shall have the meaning attributed to such term in Section 2.03(b).

          "Purchaser Financial Advisor" shall mean Bear, Stearns & Co. Inc.

          "Purchaser Material Adverse Effect" shall mean any change in or effect on the business of Purchaser and its Subsidiaries that, individually or in the aggregate, is, or is reasonably likely to be, materially adverse to (a) the business, Assets, Liabilities, financial condition or results of operations of the Purchaser and the Purchaser Subsidiaries or (b) the ability of the Purchaser to perform its obligations under this Agreement or the Transaction Documents to which the Purchaser is a party or to effect the transactions contemplated hereby or thereby; provided that neither (i) continuing operating losses by the Purchaser and its Subsidiaries in the ordinary course of business consistent with past results nor (ii) a decrease in the Purchaser's stock price will be deemed to be a Purchaser Material Adverse Effect.

          "Purchaser Net Asset Value" shall mean the total assets of the Purchaser minus the total liabilities of the Purchaser, determined in accordance with GAAP.

          "Purchaser Share Closing Price" shall mean the average of the last sale price of shares of Purchaser Common Stock through the Nasdaq National Market (as reported in the Wall Street Journal of, in the event of dispute, another authoritative source) for the twenty (20) trading days ending on the third trading day immediately proceeding the Closing Date.

          "Purchaser Shares" shall have the meaning attributed to such term in
Section 2.03(b).

          "Purchaser Subsidiary" shall mean any Subsidiary of the Purchaser.

          "Real Property Leases" means those agreements to lease, leases, subleases or licenses or other occupancy rights pursuant to which the Company or any Company Subsidiaries use or occupy the Leased Real Property.

          "Related Party" shall mean as to any Person, any of such Person's officers and directors, any Affiliate thereof or the respective officers and directors of any such Affiliate.

          "Release" shall mean and includes any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment or the workplace of any Hazardous Substance, and otherwise as defined in any Environmental Law.

          "Representative" shall mean, with respect to any Person, any officer, director, principal, attorney, accountant, agent, employee or other representative of such Person.

          "SEC" shall mean the United States Securities and Exchange Commission.

          "Securities Act" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

          "Subsidiary" shall mean, with respect to any Person, (A) any corporation in an unbroken chain of corporations beginning with such Person if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 20 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; (B) any partnership in which such Person is a general partner; (C) any partnership in which such Person is a partner; or (D) any limited liability company, joint venture, association or other entity in which such Person possesses a direct or indirect equity interest.

          "Tax" shall mean any and all taxes, fees, levies, duties, tariffs and imposts (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or taxing authority, including, without limitation, income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation and net worth taxes; other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customs duties, tariffs and similar charges.

          "Tax Return" shall mean any return, report, declaration, statement or form (including, without limitation, any estimated tax reports or return, withholding tax reports or return and information report or return, any schedule or attachment thereto and any amendment thereof) required to be filed with respect to any Taxes.

          "To the knowledge" or "knowledge" of a party (or similar phrases) shall mean to the best of the knowledge, information and belief of such party after reviewing all relevant records and making due inquiries regarding the relevant matter of all relevant employees of the party and, in the case of the knowledge of the Company, Dale Calder (President & CEO),William MacMaster (CFO), Wendy Iwanski (Corporate Controller), Paul Henderson (Vice President, Marketing), Gregg Bauer (Vice President, Sales), Grant Challenger (Director, North American Sales), Rich MacKeen (Vice President, R&D), Jim Hansen (CTO), Annmarie Lewis (Director, Human Resources) and Christian Guers.

          "Transaction Documents" shall mean this Agreement and all other instruments, certificates and agreements delivered or required to be delivered pursuant to this Agreement.

          "WARN" shall mean the Worker Adjustment and Retraining Notification Act of 1988.

          "Welfare Plan" shall mean with respect to any Person any "employee welfare benefit plan" as defined in Section 3(1) of ERISA, (A) which such Person or any ERISA Affiliate thereof maintains, administers, contributes to or is required to contribute to, or under which such Person or any ERISA Affiliate thereof has or may incur any Liability and (B) which covers any employee or former employee of such Person or any ERISA Affiliate (with respect to their relationship with such entities) thereof.

                                  ARTICLE II.

                      SALE AND TRANSFER OF COMPANY SHARES;
                             CLOSING; PURCHASE PRICE

          SECTION 2.01. Sale and Transfer of Company Shares. Subject to the terms and conditions set forth herein, each Shareholder shall sell, transfer, assign, convey and deliver to the Purchaser, and the Purchaser shall purchase and acquire from such Shareholder, on the Closing Date (as hereinafter defined), the number of Company Shares set forth opposite the name of such Shareholder in
Schedule I hereto (it being understood that such schedule shall be updated to reflect changes in share capital of the Company prior to Closing permitted pursuant to this Agreement) under the respective headings "Company Shares" and all other shares of the Company owned by such Shareholder immediately prior to the Closing, in each case free and clear of any and all Encumbrances.

          SECTION 2.02. Closing. The Closing shall take place, subject to, and no later than five Business Days after, the satisfaction or waiver of all the conditions set forth in Article VIII hereunder, at 1:00 P.M. at the offices of the Purchaser or at such other place or time as the Purchaser and the Shareholders may mutually agree (the date and time of the Closing is herein called the "Closing Date").

         SECTION 2.03. Delivery of Company Shares and Payment of Purchase
Price.

          (a) At the Closing, each Shareholder shall deliver to the Purchaser a certificate or certificates registered in such Shareholder's name representing the Company Shares to be sold and transferred by such Shareholder, free and clear of any Encumbrances, accompanied by a share transfer deed (in form reasonably satisfactory to Purchaser) duly signed by such Shareholder evidencing the Company Shares being sold and transferred by such Shareholder hereunder.

          (b) Subject to the terms and conditions set forth herein, in consideration for the sale, assignment, conveyance, transfer and delivery of the Company Shares being sold, conveyed, transferred, assigned and delivered hereunder, Purchaser will deliver to each Shareholder at the Closing, subject to
Section 2.03(c) and Section 2.04, stock certificates duly registered in the name of such Shareholder representing that number of shares ("Purchaser Shares") of common stock, $0.001 par value per share, of the Purchaser ("Purchaser Common Stock") equal to the product of:

          (i) in the case of Ordinary Shares, 550,000, multiplied by a fraction,
     (x) the numerator of which shall equal the number of Ordinary Shares owned by such Shareholder immediately prior to the Closing and (y) the denominator of which shall be the number of issued and outstanding Ordinary Shares immediately prior to the Closing;

          (ii) in the case of Series E Preferred Shares, 700,000, multiplied by a fraction, (x) the numerator of which shall equal the number of Series E Preferred Shares owned by such Shareholder immediately prior to the Closing and (y) the denominator of which shall be the number of issued and outstanding Series E Preferred Shares immediately prior to the Closing; and

          (iii) in the case of each of the Series A, B and D Preferred Shares, the applicable Series Share Allocation (as defined below) multiplied by a fraction, (x) the numerator of which shall equal the number of Company Shares of such series owned by such Shareholder immediately prior to the Closing and (y) the denominator of which shall be the number of issued and outstanding Company Shares of such series immediately prior to the Closing.

          "Series Share Allocation" shall mean the product obtained by multiplying (i) 6,750,000 minus the Adjustment Shares by (ii) a fraction,
     (x) the numerator of which shall equal the aggregate liquidation preference payable to all shares of such series outstanding immediately prior to the Closing, pursuant to section 72 of the Bylaws (as defined herein) as it reads on the date hereof and (y) the denominator of which shall equal the total aggregate liquidation preference payable to all series of preferred shares outstanding immediately prior to the Closing, pursuant to section 72 of the Bylaws (as defined herein) as it reads on the date hereof.

          (c) Stock certificates representing the number of Purchaser Shares issued to each of the Shareholders pursuant to Sections 2.03(b)(ii) and (iii) of this Agreement equal to the

Escrow Allocation (as defined below) for such Shareholder shall be deposited in an escrow account (the "Escrow Fund") to be held in escrow pursuant to the Escrow Agreement.

          "Escrow Allocation" shall mean the product obtained by multiplying (i) a number equal to 20% of the Purchaser Shares issued pursuant to or in connection with the transactions contemplated by this Agreement by (ii) a fraction, (x) the numerator of which shall equal the Purchaser Shares issued to such Shareholder pursuant to Sections 2.03(b)(ii) and (iii) of this Agreement and (y) the denominator of which shall equal the total Purchaser Shares issued to all Shareholder pursuant to Sections 2.03(b)(ii) and (iii) of this Agreement.

          SECTION 2.04. Fractional Shares. With respect to any payment by Purchaser to be made by delivery of Purchaser Shares pursuant to Section 2.03, no fractional shares of Purchaser Shares will be issued and any holder of Company Shares entitled pursuant to this Agreement to receive a fraction of a share of Purchaser Shares but for this Section 2.04 will be entitled only to receive the number of shares of Purchaser Shares to be issued to each such Shareholder rounded to the nearest whole share.

          SECTION 2.05. Calculation of Adjustments.

          (a) Adjustments at the Closing. To facilitate the calculation of the Adjustment Shares (if any), Company shall prepare and deliver to Purchaser, not less than five (5) Business Days prior to the Closing, an unaudited estimated consolidated balance sheet of the Company and the Company Subsidiaries as of immediately prior to the Closing (the "Estimated Closing Balance Sheet") and all working papers and documents supporting the Estimated Closing Balance Sheet. The Estimated Closing Balance Sheet shall be prepared in good faith in accordance with GAAP in a manner consistent with Company's accounting policies and past practices used in the preparation of the Company Balance Sheet (as defined in Section 3.15). At the Closing, the Adjustment Shares shall be estimated on the basis of the Estimated Closing Balance Sheet.

          (b) Post-Closing Adjustments. The Estimated Closing Balance Sheet shall become final and binding unless Purchaser gives written notice of its disagreement (a "Notice of Disagreement") to the Shareholders' Agent designated pursuant to Article IX within one hundred twenty (120) days following the Closing Date. The Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. The Shareholders Agent shall have twenty
(20) days following its receipt of the Notice of Disagreement to review the Notice of Disagreement and to give notice of any disagreement therewith (the "Counter-Notice of Disagreement") to Purchaser. If the Shareholders' Agent does not give a Counter-Notice of Disagreement within such period, the Estimated Closing Balance Sheet shall be adjusted as set forth in the Notice of Disagreement and, as so adjusted (the "Adjusted Balance Sheet"), shall be final and binding upon all parties. If the Shareholders' Agent gives timely Counter-Notice of Disagreement, Purchaser and the Shareholders' Agent shall attempt in good faith to resolve their disagreements. If Purchaser and the Shareholders' Agent are unable to resolve all of their disagreements with respect to the Estimated Closing Balance Sheet within twenty (20) days following delivery of a Counter-Notice of Disagreement, Purchaser shall prepare an audited balance sheet of Company immediately prior to the Closing (the "Audited Closing Balance Sheet"). The Audited Closing Balance Sheet shall be audited by KPMG (or, if requested by the

Shareholders' Agent, another firm of independent public accountants mutually acceptable to Purchaser and the Shareholders' Agent), shall be prepared in accordance with GAAP in a manner consistent with Company's accounting policies used in the preparation of the Company Balance Sheet, and shall be final and binding on all parties. Any additional Adjustment Shares that would not have been issued to the Shareholders at Closing if the Estimated Closing Balance Sheet delivered prior to Closing had been an Adjusted Balance Sheet or an Audited Closing Balance Sheet, or if the Estimated Closing Balance Sheet reflected the resolution of any dispute by the Purchaser and the Shareholders' Agent, as the case may be, may be recovered by Purchaser from the Escrow Fund pro rata. The fees and disbursements of the audit shall be paid fifty percent (50%) by Purchaser and fifty percent (50%) by Shareholders out of the Escrow Fund pro rata.

          SECTION 2.06. Piggy-back Registration.

          If, after the Closing Date, Purchaser proposes to register any Purchaser Common Stock under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except pursuant to a registration statement on Form S-4 or S-8 (or any substitute form adopted by the SEC) or any other form that does not permit the inclusion of shares by its security holders), Purchaser will give written notice to the Shareholders of its intention to do so and, upon the written request of any such Shareholder given within ten (10) Business Days after receipt of any such notice (which request shall specify the number of Purchaser Shares intended to be sold or disposed of by such Shareholder up to the maximum number of shares set forth opposite the name of such Shareholder on Schedule I hereto under the heading "Company Shares"), Purchaser will use its commercially reasonable efforts to cause the Purchaser Shares that such Shareholders shall have requested the registration of to be included in such registration and the related registration statement proposed to be filed by Purchaser; provided, however, that nothing herein shall prevent Purchaser from, at any time, abandoning, delaying or suspending the effectiveness of any such registration. If any such registration shall be underwritten in whole or in part, Purchaser may require the Purchaser Shares requested for inclusion pursuant to this Section 2.06 to be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If any such registration shall be underwritten in whole or in part and the managing underwriters in good faith advise Purchaser in writing that, in their opinion, the number of Purchaser Shares and all other shares requested by right to be included in such underwriting exceeds the largest number of shares which can be sold in such offering without having an adverse effect on such offering, then the number of Purchaser Shares to be included in such an underwriting may be reduced (pro rata among the requesting holders (other than Purchaser and any other persons demanding registration pursuant to rights existing on the date hereof who are entitled to be protected against any such reduction) based upon the number of shares so requested to be registered. All expenses of such offering, except the brokers' commissions or underwriting discounts payable by the Shareholders, shall be borne by Purchaser.

                                  ARTICLE III.

                      REPRESENTATIONS AND WARRANTIES AS TO
                                   THE COMPANY

          The Company and the Shareholder listed on Schedule II (the "Management Shareholder") hereto severally represent and warrant to the Purchaser, subject to such exceptions as disclosed in the Company Disclosure Schedule delivered herewith and dated as of the date hereof, all of which shall be deemed to be made elsewhere in the Company Disclosure Schedule if the text of the disclosure in the Company Disclosure Schedule read together with the applicable sections of this Agreement makes such other disclosure clearly relevant, as follows:

          SECTION 3.01. Organization, Standing and Power. The Company is a private company duly organized and validly existing under the laws of Israel. The Company has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction where the nature of its Business and Assets require it to be so qualified, except where failure to be so qualified has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. Each jurisdiction in which the Company is qualified to do business as a foreign corporation is set forth in Section 3.01 of the Company Disclosure Schedule.

          SECTION 3.02. Memorandum. True, complete and correct copies of the Company's current memorandum of association (the "Charter") and its articles of association (the "Bylaws"), each as amended, are included in Section 3.02 of the Company Disclosure Schedule. Such Charter and Bylaws are in full force and effect. The Company is not in violation of any of the provisions of its Charter or Bylaws. The Company has properly filed or delivered all reports, resolutions and other documents that are required under applicable Law to be filed with or delivered to the Israeli Registrar of Companies, except where the failure to file or deliver any such report, resolution or other document has not had and would not reasonably be expected to have a Company Material Adverse Effect.

          SECTION 3.03. Capital Structure.

          (a) The authorized share capital of the Company consists of 8,000,007 Ordinary Shares, 1,890,333 Series A Preferred Shares, 2,500,000 Series B Preferred Shares, 200,000 Series C Preferred Shares and 6,000,000 Series D Preferred Shares, of which there are issued and outstanding, as of the date hereof, 3,246,826 Ordinary Shares, 1,388,000 Series A Preferred Shares, 1,451,447 Series B Preferred Shares, zero Series C Preferred Shares and 5,228,051 Series D Preferred Shares (collectively, the "Issued Company Shares"). None of Company's Ordinary Shares or Series A, B, C or D Preferred Shares are subject to vesting restrictions. There are no other issued Company Shares or voting or other securities and no outstanding commitments to issue any Company Shares or other securities other than pursuant to the exercise of Company Options or pursuant to Company Warrants. Section 3.03(a) of the Company Disclosure Schedule sets forth a complete capitalization table of the Company as of the date hereof, including the names, numbers and types of securities held by all holders of Issued Company Shares, securities convertible into, or exchangeable for, shares of the Company (including, without limitation, Company Warrants) and other rights to acquire Company Shares or securities convertible into, or exchangeable for, Company Shares (including, without limitation, Company Options). Section 3.03(a) of the Company Disclosure Schedule sets forth, with respect to any Company Options issued to employees or Issued Company Shares subject to repurchase prior to vesting, the vested and unvested portions, and with respect to all Issued Company Shares, the purchase date. Prior to the Closing, the Company shall authorize shares of Series E Preferred Shares, all of which shall be (i) issued pursuant to and in accordance with the terms and conditions of the Shareholder Bridge Facility, (ii) duly authorized, validly issued, fully paid and non-assessable and (iii) outstanding as of the Closing.

          (b) Except for the Company Options and Company Warrants set forth on
Section 3.03(a) of the Company Disclosure Schedule and except as disclosed in
Section 3.03(b) of the Company Disclosure Schedule, there are no other options, warrants, calls, demands, rights, commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, allot, sell, repurchase or redeem, or cause to be issued, allotted, sold, repurchased or redeemed, any shares or other securities of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, or otherwise amend, modify or enter into any such option, warrant, call, right, commitment or agreement. The Company will not issue or grant additional options under the Company Option Plans, except as set forth in
Section 7.04(c). True and complete copies of all agreements and instruments relating to or issued under the Company Option Plans have been provided to Purchaser and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form provided to Purchaser. Except as set forth in Section 3.03(b) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement and the Transaction Documents to which the Company or any Company Subsidiary are a party nor the consummation of the transactions contemplated hereby or thereby will result in the acceleration or vesting of exercisability of Company Options or the Company Warrants.

          (c) The Issued Company Shares constitute all issued shares of the Company and all Issued Company Shares are duly authorized, validly issued, fully paid and non-assessable and are free of any Encumbrances other than any Encumbrances created by the holders thereof or imposed upon the holders pursuant to the Charter or Bylaws of the Company, and, are not issued in violation of or, except as set out in Section 3.03(c) of the Company Disclosure Schedule, subject to preemptive rights or rights of first refusal created by statute, the Charter or Bylaws of the Company or any Contract to which the Company is a party or by which it is bound.

          (d) Each share of Series A, B, C and D Preferred shares of the Company is convertible into one (1) Ordinary Share. As of the close of business on the date hereof, the Company has authorized (i) sufficient Ordinary Shares for issuance upon conversion of the outstanding Series A, B, C, and D Preferred shares of the Company, (ii) sufficient Ordinary Shares for issuance to employees and consultants pursuant to the Company Options and Company Warrants, of which 2,339,440 shares are subject to outstanding, unexercised Company Options, (iii) 1,256,262 Ordinary Shares for issuance pursuant to the Company Warrants, (iv) 462,334 Series A Preferred Shares for issuance pursuant to the Company Warrants,
(v) 988,130 Series B Preferred Shares for issuance pursuant to the Company Warrants, (vi) 165,289 Series C Preferred Shares for issuance pursuant to the Company Warrants, and (vii) 189,043 Series D Preferred Shares for issuance pursuant to the Company Warrants.

          (e) Except as set forth in Section 3.03(e) of the Company Disclosure Schedule, there are no Contracts relating to voting or future purchase or sale of Company Shares (i) between or among the Company and any of its shareholders and (ii) to the Company's knowledge, between or among any of the Company's shareholders.

          (f) All Issued Company Shares and all securities convertible into or exchangeable for shares of the Company issued by the Company were issued in compliance with all applicable securities Laws. At the Closing, upon completion of the deliveries and payments contemplated by Section 2.03, the Purchaser will acquire good, valid and marketable title to all issued shares of the Company, free and clear of any Encumbrances other than as provided in the Company's Charter and Bylaws.

          SECTION 3.04. Authority Relative to this Agreement. Except as set forth in Section 3.04 of the Company Disclosure Schedule, the Company has all necessary corporate power and authority to execute and deliver this Agreement and the Transaction Documents to which the Company is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents to which the Company is a party by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and except as set forth in Section 3.04 of the Company Disclosure Schedule, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or such Transaction Documents to which the Company is a party or to consummate the transactions contemplated hereby and thereby. This Agreement and the other Transaction Documents to which it is a party have been, or will be upon execution and delivery, duly and validly executed and delivered by the Company. Assuming the due authorization, execution and delivery by the other parties hereto and thereto, each of this Agreement and the other Transaction Documents to which it is a party constitutes, or will constitute upon execution and delivery, the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other Laws affecting the enforcement of creditors' rights generally or by general equitable principles.

          SECTION 3.05. No Conflicts; Required Filings and Consents

          (a) The execution and delivery of this Agreement and the other Transaction Documents to which it is a party by the Company do not, and the performance by the Company of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with or violate any provision of the Charter or Bylaws of the Company,
(ii) conflict with or violate any Law or Permit applicable to the Company or by which any Asset of the Company is bound or affected or (iii) except for the Permits, Consents or approvals referenced in Sections 3.05(b) and 3.05(c) of the Company Disclosure Schedule, result in any breach in any material respect of or constitute a material Default under any Contract or any Law or Permit applicable to the Company or any Company Subsidiary.

          (b) Section 3.05(b) of the Company Disclosure Schedule lists all of the Permits, Consents or approvals of Governmental Entities (notwithstanding any explicit or implied references to Permits, Consents or approvals of Governmental Entities in other sections of the Company Disclosure Schedule) necessary for the execution, delivery and performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement and the Transaction Documents to which it is a party or with respect to any Company Subsidiary.

          (c) Section 3.05(c) of the Company Disclosure Schedule lists all of the Consents of any third party to any Contract with the Company or any Company Subsidiary (notwithstanding any explicit or implied references to Consents of any third party to any Contract with the Company or any Company Subsidiary in other sections of the Company Disclosure Schedule) required by reason of the transactions contemplated by this Agreement and the Transaction Documents to which the Company or any Company Subsidiary are a party except as has not had and would not reasonably be expected to have a Company Material Adverse Effect.

          SECTION 3.06. Officers and Directors. Section 3.06 of the Company Disclosure Schedule contains a list of all of the officers and directors of the Company.

          SECTION 3.07. Bank Accounts. Section 3.07 of the Company Disclosure Schedule contains a list of all bank accounts, safe deposit boxes, and related powers of attorney of the Company and the Company Subsidiaries, and persons authorized to draw thereon or have access thereto. Neither the Company nor any Company Subsidiary has any outstanding powers of attorney except as contemplated above.

          SECTION 3.08. Subsidiaries, Etc.

          (a) Section 3.08(a) of the Company Disclosure Schedule contains a list of any equity interests held by the Company (other than in a Company Subsidiary) or any Company Subsidiary. Other than the equity interests provided on Section 3.08(a) of the Company Disclosure Schedule, the Company and the Company Subsidiaries do not own or hold beneficially or otherwise, directly or indirectly, any capital stock or share capital of, or other securities, equity or ownership interest of any kind, or have any obligation to form or participate in, any corporation, company, partnership or other Person.

          (b) Section 3.08(b) of the Company Disclosure Schedule lists for each Company Subsidiary, its name, the type of entity it is, its jurisdiction and date of incorporation, organization, or formation, its officers and directors, its authorized stock, partnership capital or equivalent, the number and type of its issued and outstanding shares of capital stock, partnership interests or similar ownership interests and the current owners of its equity and their respective ownership interests therein and any jurisdictions in which it is qualified to do business as a foreign corporation, each as of the date of this Agreement. Each Company Subsidiary (i) is a business entity duly organized and validly existing under the Laws of its respective jurisdiction of organization,
(ii) has all necessary corporate power and authority to own, operate or lease the Assets now owned, operated or leased by such Subsidiary and to carry on its business in all respects as currently conducted by such Subsidiary or as currently contemplated by such

Subsidiary and (iii) is duly qualified as a foreign corporation to do business and is in good standing, in each jurisdiction where the character of its Assets owned, operated or leased or the nature of its activities requires such qualification, except where failure to be so qualified has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. Copies of the charter and bylaws (or similar organizational documents) of each Company Subsidiary heretofore delivered to the Purchaser are accurate and complete. Except as set forth on Section 3.08(b) of the Company Disclosure Schedule, such charter and bylaws (or similar organizational documents) are in full force and effect and each Subsidiary Company is not in violation of any of its respective charter or bylaws (or similar organizational documents). All of the shares of capital stock of each Company Subsidiary owned by the Company are owned free and clear of any Encumbrances of any kind and such shares are duly authorized, validly issued, fully paid and nonassessable and none of such shares were issued in violation of, are subject to, any preemptive rights, rights of first refusal or any other similar right. There are no options, warrants or rights of conversion or any other Contract relating to any Company Subsidiary obligating such Subsidiary, directly or indirectly, to issue additional shares or capital stock or other securities.

          (c) Except as set forth in Sections 3.08(a) or (b) or in Section 3.08(c) of the Company Disclosure Schedule, there are outstanding (i) no other shares of capital stock or other securities of any Company Subsidiary, (ii) no securities of the Company or any Company Subsidiary convertible into or exchangeable for shares of capital stock or voting securities of any Company Subsidiary, (iii) no options, preemptive rights or other rights to acquire from the Company or any Company Subsidiary, and no obligation of the Company or any Company Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of any Company Subsidiary, (iv) no equity equivalent interests in the ownership or earnings of the Company or any Company Subsidiary or other similar rights, (v) no agreements, arrangements or understandings of the Company or any Company Subsidiary, to the knowledge of the Company, relating to or otherwise affecting the shares of capital stock of any Company Subsidiary, and (vi) no rights or obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any securities of any Company Subsidiary. Except as set forth in Section 3.08(c) of the Company Disclosure Schedule, no Company Subsidiary owns any capital stock or other voting securities of any other Company Subsidiary.

          SECTION 3.09. Absence of Certain Changes or Events. Except as set forth on the corresponding subsections (a) through (t) of Section 3.09 of the Company Disclosure Schedule, since the Balance Sheet Date there has not been any:

          (a) Company Material Adverse Effect;

          (b) failure to operate the business of the Company and the business of the Company Subsidiaries in the ordinary course or failure to use commercially reasonable efforts to preserve such business and to preserve the continued services of the employees and independent contractors of the Company and the Company Subsidiaries and the goodwill of suppliers, customers and others having business relations with the Company or any Company Subsidiaries or their Representatives;

          (c) resignation or termination of any officer or key employee, or any material increase in the rate of compensation payable or to become payable to any officer, employee or representative of the Company or any Company Subsidiary, including the making of any loan to, or the payment, grant or accrual of any bonus, incentive compensation, service award or other similar benefit to, any such Person, or the addition to, modification of, or contribution to any Employee Plan of the Company or any Company Subsidiary other than the extension of coverage under such plan to others who became eligible after the Balance Sheet Date;

          (d) payment, loan or advance of any amount to or in respect of, or the sale, transfer or lease of any Assets of the Company or any Company Subsidiary to, or entering into of any Contract with, any Related Party of the Company or any Company Subsidiary, except (i) directors' fees, (ii) compensation to employees at the rates disclosed pursuant to Section 3.18(e); (iii) advances and payments relating to intercompany indebtedness; and (iv) Contracts entered into solely between or among one or more of the Company and the Company Subsidiaries;

          (e) sale, assignment, license, transfer or encumbrance of any material Assets of the Company or any Company Subsidiary, tangible or intangible, other than solely between or among the Company and Company Subsidiaries and sales of products and services and licenses in the ordinary course of business and consistent with past practice;

          (f) new Contracts of the Company or any Company Subsidiary, or extensions, modifications, terminations or renewals thereof, except for such Contracts entered into, modified or terminated in the ordinary course of business and consistent with past practice or entered into in connection with the transactions contemplated hereby or by any Transaction Document;

          (g) actual or threatened termination of any material customer account or group of accounts or actual or threatened material reduction in purchases or royalties payable by any such customer or, to the knowledge of the Company, the occurrence of any event that is likely to result in any such termination or reduction;

          (h) disposition or lapsing of any Company Proprietary Property, in whole or in part, or, to the knowledge of the Company, any disclosure of any trade secret, process or know-how to any Person not an employee of the Company or its Affiliates in the absence of a nondisclosure agreement with such Person entered into in the ordinary course of business;

          (i) change in accounting methods or practices by the Company or any Company Subsidiary, change in policies or procedures with respect to cash flow management or payment of accounts payable and other current liabilities with the intent or effect of reducing outstanding Indebtedness to the Persons listed on
Schedule V;

          (j) material revaluation by the Company or any Company Subsidiary of any of its respective Assets, including writing off notes or Accounts Receivable other than for which reserves have been established;

          (k) damage, destruction or loss (whether or not covered by insurance) that has had or would reasonably be expected to have a Company Material Adverse Effect;

          (l) declaration, setting aside or payment of dividends or distributions in respect of any stock of the Company or any redemption, purchase or other acquisition of any of the Company's securities;

          (m) capital expenditure or execution of any lease or any incurring of Liability therefor by the Company or any Company Subsidiary, involving payments in excess of $25,000 in the aggregate;

          (n) failure to pay any material obligation of the Company or any Company Subsidiary when due;

          (o) cancellation of any Indebtedness in a principle amount in excess of $5,000 or waiver of any rights of substantial value to the Company or any Company Subsidiary, except in the ordinary course of business and consistent with past practice;

          (p) material Indebtedness incurred by the Company or any Company Subsidiary for borrowed money or any commitment to borrow money entered into by the Company or any Company Subsidiary, or any material loans made or agreed to be made by the Company or any Company Subsidiary (other than with respect to the Bridge Loan);

          (q) material Liability incurred by the Company or any Company Subsidiary except in the ordinary course of business and consistent with past practice (other than with respect to the Bridge Loan), or any increase or change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves;

          (r) payment, discharge or satisfaction of any Liabilities of the Company or any Company Subsidiary, other than the payment, discharge or satisfaction (i) in the ordinary course of business and consistent with past practice of Liabilities reflected or reserved against in the Company Financial Statements or incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date, (ii) of other Liabilities of the Company or any Company Subsidiary involving $25,000 or less in the aggregate and
(iii) of any intercompany indebtedness;

          (s) acquisition by the Company or any Company Subsidiary of any equity interest in any other Person; or

          (t) agreement by the Company or any Company Subsidiary to do any of the foregoing.

          SECTION 3.10. Title to Assets. Each of the Company and the Company Subsidiaries has good, valid and marketable title to its respective Assets except as set forth on Section 3.10 of the Company Disclosure Schedule. Except as set forth on Section 3.10 of the Company Disclosure Schedule, none of the Assets of the Company or any Company Subsidiary are subject to any Encumbrances, other than mechanics' liens and other statutory encumbrances, liens on equipment created pursuant to leasing or financing agreements for the purchase of such equipment requiring the payment of $100,000 or less and the lien of current Taxes not yet due and payable.

          SECTION 3.11. Sufficiency of Assets. The Assets of the Company and the Company Subsidiaries constitute all of the assets, rights and properties, tangible or intangible, real or personal, which are required for the operation of their Businesses.

          SECTION 3.12. Fixtures and Equipment. Section 3.12 of the Company Disclosure Schedule contains accurate lists and summary descriptions of all Fixtures and Equipment of the Company and the Company Subsidiaries where the value of an individual item exceeds $10,000 or where an aggregate of similar items exceeds $10,000. All tangible assets and properties of the Company and the Company Subsidiaries are in good operating condition and repair, normal wear and tear excepted, and are usable in the ordinary course of business.

          SECTION 3.13. Contracts

          (a) Disclosure. The corresponding subsections (i) through (xiv) of
Section 3.13 of the Company Disclosure Schedule set forth a complete and accurate list of all Contracts of the Company and the Company Subsidiaries of the following categories that are currently enforceable with respect to any provision thereof:

          (i) Contracts not made in the ordinary course of business;

          (ii) License agreements, whether the Company or any Company Subsidiary is the licensor or licensee thereunder (other than (A) software licenses available to and used by businesses generally and (B) standard form license agreements in the form(s) attached to Section 3.13(a)(ii) of the Company Disclosure Schedule);

          (iii) Confidentiality and non-disclosure agreements (whether the Company or any Company Subsidiary is the beneficiary or the obligated party thereunder), other than Employee Contracts;

          (iv) Customer orders or sales contracts entered into after the Balance Sheet Date under which the customer was or is to make payments after the Balance Sheet Date of $50,000 or more;

          (v) Original equipment manufacturer agreements or distributor agreements and joint development agreements;

          (vi) Research agreements;

          (vii) Contracts involving future expenditures or Liabilities, actual or potential, in excess of $25,000 after the date hereof or otherwise material to the Business or Assets of the Company and the Company Subsidiaries, taken as a whole, other than those Contracts listed in response to clause (ii) above and other than Real Property Leases;

          (viii) Contracts or commitments relating to commission or royalty arrangements with Persons other than employees;

          (ix) Employee Contracts;

          (x) Promissory notes, loans, agreements, indentures, evidences of indebtedness, letters of credit, guarantees, or other Contracts relating to an obligation to pay money in excess of $25,000, whether the Company or any Company Subsidiary shall be the borrower, lender or guarantor thereunder (excluding credit provided by the Company or any Company Subsidiary in the ordinary course of business to purchasers of its products, obligations to pay vendors in the ordinary course of business and consistent with past practice and obligations to employees for accrued salary, vacation, benefits or for reimbursable expenses);

          (xi) Contracts containing covenants limiting the freedom of the Company or any Company Subsidiary or, to the knowledge of the Company, any officer, director, employee or Affiliate of the Company or any Company Subsidiary, to engage in any line of business or compete with any Person that, to the knowledge of the Company, relates directly or indirectly to its business or the business of the Purchaser or the Purchaser Subsidiaries;

          (xii) Any Contract with any Governmental Entity (excluding purchase orders for off-the-shelf products);

          (xiii) Any written Contract requiring payment by or to the Company or a Company Subsidiary in excess of $25,000 or, to the knowledge of the Company, any oral Contract, in each case with a Related Party of the Company or any Company Subsidiary; and

          (xiv) All Contracts containing any restrictions with respect to payment of dividends or any other distributions in respect of the Company Shares which will continue in effect after the Closing.

True, correct and complete copies of all of the Contracts (including a true and complete written summary of all oral Contracts) listed on Section 3.13 of the Company Disclosure Schedule, including all amendments and supplements thereto, have been made available to the Purchaser.

          (b) Absence of Defaults. To the knowledge of the Company, all Contracts of the Company and any Company Subsidiary are, including, without limitation, the Contracts listed in Section 3.13 of the Company Disclosure Schedule, in full force and effect, valid, binding and enforceable in accordance with their terms with no existing (or to the knowledge of the Company, threatened) Default or dispute except such Defaults that have not had and would not reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company, the Company and each Company Subsidiary have fulfilled, or taken all action necessary to enable them to fulfill when due, all of their obligations under each such Contract. To the knowledge of the Company, all parties to such Contracts have complied in all material respects with the provisions thereof, no party is in Default thereunder and no written notice of any claim of Default has been given to the Company or any Company Subsidiary. The Company has no reason to believe that the products and services called for by any unfinished Contracts of the Company or any Company Subsidiary cannot be supplied in accordance with the terms of such Contract, including time specifications.

          (c) Product Warranty. To the knowledge of the Company neither the Company nor any Company Subsidiary has committed any act, and there has been no omission, which may result in, and there has been no occurrence which may give rise to, product liability or Liability for breach of warranty (whether covered by insurance or not) on the part of the Company or any Company Subsidiary, with respect to products designed, manufactured, assembled, sold, repaired, maintained, delivered or installed or services rendered prior to or on the Closing Date other than as set forth in the Company Financial Statements or as may have occurred in the ordinary course of business.

          SECTION 3.14. Permits. Section 3.14 of the Company Disclosure Schedule sets forth a complete list of all material Permits of the Company and each Company Subsidiary. The Company and each Company Subsidiary have, and at all times had, all Permits required under any applicable Law in their operation of their business or in the ownership of their Assets, and own or possess such Permits free and clear of all Encumbrances, except where the failure to have such Permits has not had, or would not be reasonably expected to have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary is in default, nor has the Company or any Company Subsidiary received any notice of any claim of default, with respect to any such Permit and, to the knowledge of the Company, no claims or complaints are threatened, alleging that the Company or any Company Subsidiary is in violation of any such Permit. Except as otherwise governed by Law or would not reasonably be expected to have a Company Material Adverse Effect, all such Permits are renewable by their terms or in the ordinary course of business, and except as set forth on Section 3.14 of the Company Disclosure Schedule, will not be adversely affected by the completion of the transactions contemplated by this Agreement or the Transaction Documents to which the Company or any Company Subsidiary are a party.

          SECTION 3.15. Financial Statements

          (a) Section 3.15 of the Company Disclosure Schedule includes copies of
(i) the consolidated audited balance sheets of the Company as at December 31, 1999 and 2000, together with the related statements of operations, shareholders' equity and cash flows for the years ended December 31, 1999 and 2000 and the notes thereto, (ii) the consolidated unaudited interim balance sheet of the Company at March 31, 2001 (the "Company Balance Sheet"), together with the related statement of operations, shareholders' equity and cash flows for the three months ended March 31, 2001, and (iii) the consolidated unaudited interim balance sheet of the Company at May 31, 2001, together with the related statement of operations, shareholders' equity and cash flows for the five months ended May 31, 2001 (collectively, the "Company Financial Statements"). The Company Financial Statements: (x) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby; (y) present fairly the financial position, results of operations and cash flows of the Company and the Company Subsidiaries as of such dates and for the periods then ended (subject, in the case of unaudited statements, to normal and recurring immaterial year-end adjustments); and (z) are correct and complete in all material respects, and can be reconciled with the Books and Records of the Company and the Company Subsidiaries. Except as set forth in Section 3.15 of the Company Disclosure Schedule, the reserves set forth in the Company Financial Statements which have been set aside to cover severance payments to the employees of the Company and any Company Subsidiary, constitute, in the aggregate, a sufficient reserve to enable the Company and the Company Subsidiaries to discharge all of their respective obligations towards their employees under applicable Law and applicable Employee Contracts as of the date of the Company Financial Statements.

          (b) Except as and to the extent set forth or reserved against on the balance sheets of the Company as reported in the Company Financial Statements, the Company or any Company Subsidiary do not have any Liabilities of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, except for Liabilities incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date.

          (c) The Company and the Company Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed with management's authorizations, (ii) transactions are recorded as necessary to permit preparation of the Company Financial Statements in accordance with GAAP and to maintain accountability for Assets,
(iii) access to Assets is permitted only in accordance with management's authorization and (iv) the recorded accountability for Assets is compared with existing Assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (d) The Books and Records of the Company and the Company Subsidiaries, in reasonable detail, accurately and fairly reflect the activities of the Company and the Company Subsidiaries and their business in all material respects and have been provided or made available to the Purchaser for its inspection.

          (e) The Accounts Receivable are good and collectible at the aggregate recorded amounts, except to the extent of any reserves provided for such accounts in the Books and Records, and are not subject to any defense, counterclaim or set off.

          (f) Neither the Company nor any Company Subsidiary has engaged in any financial transaction, maintained any bank account or used any corporate funds, except for transactions, bank accounts or funds which have been and are reflected in the normally maintained Books and Records of the Company and the Company Subsidiaries.

          (g) The register of members, stock records and minute books of the Company covering the five-year period ending on the date hereof heretofore made available to the Purchaser and its Representatives are complete in all material respects and reflect for such period all material actions and proceedings of its shareholders and Board of Directors and all committees thereof and all issuances, transfers and redemptions of the Company's share capital of which the Company has knowledge through the date hereof.

          SECTION 3.16. Liabilities. Neither the Company nor any Company Subsidiary has any material Liabilities except (i) Liabilities which are reflected or disclosed and properly reserved against in the Company Financial Statements, (ii) Liabilities incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date and (iii) Liabilities arising under the Contracts of the Company and the Company Subsidiaries
(other than
obligations which are required to be reflected on a balance sheet prepared in accordance with GAAP) and which have arisen or been incurred in the ordinary course of business.

          SECTION 3.17. Litigation

          (a) Except as set forth on Section 3.17 of the Company Disclosure Schedule, there is no Action pending or, to the knowledge of the Company, threatened or anticipated against, relating to or affecting the Company or any Company Subsidiary, any of their respective Assets or any of their officers and directors as such, including, without limitation, that which (i) seeks to enjoin or obtain damages in respect of the transactions contemplated hereby or by the Transaction Documents to which the Company or any Company Subsidiary are a party, (ii) with respect to which there is a reasonable likelihood of a determination that would prevent the Company or any of the Shareholders from consummating the transactions contemplated hereby and by the Transaction Documents to which they are a party or (iii) which, if adversely determined against the Company or any Company Subsidiary, their directors or officers, or any other Person could reasonably be expected to result in a loss to the Company or any Company Subsidiary, individually or in the aggregate, in excess of $100,000.

          (b) Except for matters which are applicable or affect all companies engaged in a business comparable or similar to the Business of the Company and the Company Subsidiaries and except as specified in Section 3.17 of the Company Disclosure Schedule, to the knowledge of the Company there are presently no Governmental Orders affecting the Company or any Company Subsidiary, their Businesses or any of their Assets which (i) have had or could reasonably be expected to have a Company Material Adverse Effect or (ii) affect the ability of the Shareholders to perform their obligations under this Agreement or the Transaction Documents they are a party to or to effect the transactions contemplated hereby or thereby.

          (c) Section 3.17 of the Company Disclosure Schedule contains a complete and accurate description of all Actions since January 1, 1996 to which the Company or any Company Subsidiary has been a party or which related to any of their Assets or officers or directors as such, in each case involving more than $50,000 in issue other than Actions brought by the Company or any Company Subsidiary for collection of monies owed in the ordinary course of business.

          (d) None of the Actions required to be set forth in Section 3.17 of the Company Disclosure Schedule, if adversely determined, are reasonably expected to have a Company Material Adverse Effect. No order has been made, petition presented or resolution passed for the winding-up of the Company or any Company Subsidiary and no meeting has been convened for the purposes of winding-up of the Company or any Company Subsidiary. No steps have been taken for the appointment of an administrator or receiver of all or any part of any of the Assets of the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary has made or proposed any arrangement or composition with its creditors or any class of its creditors. Neither the Company nor any Company Subsidiary is insolvent, or is unable to pay its debts within the meaning of insolvency Laws applicable to such company and has not stopped paying its debts as they fall due.

          SECTION 3.18. Labor Matters

          (a) Neither the Company nor any Company Subsidiary is or has been a party to, or bound by, any labor agreement with respect to its employees with any labor organization, group or association and has not experienced any attempt by organized labor or its representatives to make the Company or any Company Subsidiary conform to demands of organized labor relating to their respective employees or to enter into a binding agreement with organized labor that would cover the employees of the Company or any Company Subsidiary. The Company and the Company Subsidiaries are not subject to, nor do any of their employees benefit from, any collective bargaining agreement by way of any applicable employment Laws and extension orders ("tzavei harchava"), other than tzavei harchava applying generally to all employers in Israel or to all employees in the Company's field of business. Except as set forth in Section 3.18(a) of the Company Disclosure Schedule, the Company has no custom with respect to termination of employment. There are no unfair labor practice charges or complaints pending or, to the knowledge of the Company, threatened against the Company or the Company Subsidiaries. There is no unfair labor practice charge or complaint against either the Company or any Company Subsidiary pending before the National Labor Relations Board or any other Governmental Entity arising out of the activities of the Company or any Company Subsidiary, and the Company is neither involved in, nor has any knowledge of any facts or information which would give rise thereto, including any labor dispute, grievance, or litigation relating to labor matters involving any current, former, or retired employee, officer, consultant, independent contractor, agent or director of the Company or any Company Subsidiary, including, without limitation, violation of any labor, safety or employment Laws; there is no work stoppage, labor strike or labor disturbance pending or threatened against the Company or any Company Subsidiary nor is any grievance currently being asserted against it; and neither the Company nor any Company Subsidiary has experienced a work stoppage, labor strike or other general labor difficulty. There are no material controversies pending or, to the knowledge of the Company, threatened between the Company or any Company Subsidiary and any of their respective employees, and the Company is not aware of any facts which are reasonably likely to result in any such controversy.

          (b) The Company and each Company Subsidiary are in compliance with all applicable Laws respecting employment practices, terms and conditions of employment, wages and hours, equal employment opportunity, and the payment of social security and similar taxes, and each has not and is not engaged in any unfair labor practice, except where failure to do so has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company and each Company Subsidiary are in compliance with the terms and conditions of each Employee Contract except where failure to do so has not had and would not reasonably be expected to have a Company Material Adverse Effect.

          (c) Except as set forth in Section 3.18(c) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement, the Transaction Documents nor the consummation of the transactions contemplated hereby or thereby will result in the acceleration or vesting of any other rights of any Person to benefits under any Employee Plans of the Company or any Company Subsidiary.

          (d) Except as set forth on Section 3.18(d) of the Company Disclosure Schedule, in the last year no employee has given notice to, or received notice from, the Company, any Company Subsidiary or any of their Representatives that any such employee's employment or service may be terminated or advised the Company or any Company Subsidiary of an intention to give such notice to, or is expected to receive notice from, the Company any Company Subsidiary or any of their Representatives that any such employee's employment or service may be terminated.

          (e) Section 3.18(e) of the Company Disclosure Schedule contains a list of the names of all the present employees, consultants and independent contractors of the Company and the Company Subsidiaries and their current job titles, locations, salary or hourly wages, duration of employment and accrued vacation days as of the date hereof. Such list shall be organized by location including, without limitation, the United States, Israel, the Netherlands, the United Kingdom, France and Japan locations of the Company and the Company Subsidiaries.

          (f) Neither the Company nor any Company Subsidiary is delinquent in payments to any of its employees, consultants, or independent directors for any wages, salaries, commissions, bonuses or other compensation for any services performed by them to the date hereof.

          SECTION 3.19. Employee Plans

          (a) Disclosure; Delivery of Copies of Relevant Documents and Other Information. Section 3.19(a) of the Company Disclosure Schedule contains a complete list of material Employee Plans with respect to the Company or any Company Subsidiary (the "Company Plans"). True and complete copies of each of the following documents have been delivered or made available to the Purchaser by the Company with respect to each such plan: (i) each Welfare Plan and Pension Plan (and, if applicable, related trust agreements) and all amendments thereto, all written interpretations thereof and written descriptions thereof and all annuity contracts or other funding instruments, (ii) each Benefit Arrangement including written interpretations thereof and written descriptions thereof and a complete description of any such Benefit Arrangement which is not in writing,
(iii) the most recent determination letter issued by the IRS with respect to each Welfare Plan and Pension Plan, (iv) for the three most recent plan years, Annual Reports on Form 5500 Series required to be filed with any Governmental Entity for each Pension Plan, and (v) a description setting forth the amount of any Liability of the Company as of the Closing Date for payments more than 30 days past due with respect to each Employee Plan.

          (b) Representations.

          (i) Pension Plans. None of the Pension Plans sponsored or maintained by the Company, any Company Subsidiary or any ERISA Affiliate is subject to the minimum funding requirements of Title IV of ERISA or the Code with respect to each such Pension Plan which is intended to be qualified under
     Section 401(a) of the Code. Either (x) the Internal Revenue Service has issued determination letters stating that each such Pension Plan is qualified and each related trust agreement, annuity contract or other funding instrument is tax-exempt under the provisions of Code Sections 401(a) (or

403(a), as appropriate) and 501(a)respectively, or (y) each such Pension Plan has been established under a standardized prototype plan for which an Internal Revenue Service opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer, and in either case, to the knowledge of the Company, nothing has occurred or not occurred that would adversely affect such qualified and tax-exempt status, respectively or as to which any correction would reasonably be expected to have a Company Material Adverse Effect.

          (ii) Multiemployer Plans. Neither the Company nor any ERISA Affiliate thereof contributes to, or within the past six years has been obligated to, contribute to or has incurred any withdrawal Liability under any Multiemployer Plan.

          (iii) Welfare Plans. Except for the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) and the proposed regulations thereunder, the Company Subsidiaries organized under the laws of a state of the United States do not and are not obligated to provide any benefits in the nature of medical care or life insurance to any former employees or their dependents after termination of employment.

          (iv) Compliance with Law. With respect to each Company Plan and except where failure to do so has not had and would not reasonably be expected to have a Company Material Adverse Effect (i) the Company, each Company Subsidiary and each ERISA Affiliate have performed all obligations required to be performed by them under each Employee Plan and Employee Contract and neither the Company, any Company Subsidiary nor any ERISA Affiliate is in default under or in violation of, Employee Plan, (ii) each Employee Plan has been established and maintained in accordance with its terms and in compliance with all applicable Laws, including but not limited to ERISA and the Code where applicable, including without limiting the foregoing, the timely filing of all required reports, documents and notices, where applicable, with the IRS and the Department of Labor or any other Governmental Entity; (iii) there are no Actions, proceedings, arbitrations, suits or claims pending, or to the knowledge of the Company, any Company Subsidiary or any ERISA Affiliate, threatened or anticipated (other than routine claims for benefits) against the Company, any Company Subsidiary or any ERISA Affiliate or any administrator, trustee or other fiduciary of any benefit plan with respect to any Employee Plan or Employee Contract, or against any Employee Plan or against the assets of any Employee Plan; (iv) no event or transaction has occurred with respect to any Employee Plan that would result in the imposition of any Tax under Chapter 43 of Subtitle D of the Code; (v) each Employee Plan can be amended, terminated or otherwise discontinued without Liability to the Company, any Company Subsidiary or any ERISA Affiliate; (vi) no Employee Plan is under audit or investigation by the IRS, the Department of Labor, the PBGC or any other Governmental Entity, and to the knowledge of the Company, any Company Subsidiary or any ERISA Affiliate no such audit or investigation is pending or threatened; and (vii) no Liability under any Employee Plan has been funded nor has any such obligation been satisfied with the purchase of a contract from an insurance company as to which the Company or any Company Subsidiary has received notice that such insurance company is insolvent or is in rehabilitation or any similar proceeding

          (v) 501(c)(9) Trust. No Employee Plan nor Employee Contract is funded by a trust described in Section 501(c)(9) of the Code.

          (vi) Welfare Plan Funding. With respect to each Welfare Plan applicable to employees located in the United States, all claims incurred (including claims incurred but not reported) by employees thereunder for which the Company is, or will become, liable are (A) insured pursuant to a contract of insurance whereby the insurance company bears any risk of loss with respect to such claims; (B) covered under a contract with a health maintenance organization (an "HMO") pursuant to which the HMO bears the Liability for such claims, or (C) reflected as a liability or accrued for on the Company Financial Statements.

          (vii) At-Will Employment. Except as set forth in Section 3.19(b)(vii) of the Company Disclosure Schedule, and except as provided by Law, the employment of all employees of the Company or any Company Subsidiary is terminable at will, at any time and without advance notice.

          (viii) Unrelated Business Taxable Income. No Employee Plan of the Company or any Company Subsidiary (or trust or other funding vehicle pursuant thereto) is subject to any Tax under Code Section 511.

          (ix) Deductibility of Payments. Except as disclosed in Section 3.19(b)(ix) of the Company Disclosure Schedule, there is no Contract or bonus plan, covering any employee or former employee of the Company or a Company Subsidiary (with respect to their relationship with such entities) that, individually or collectively, provides for the payment by the Company or any Company Subsidiary of any amount (i) that is not deductible under
     Section 162(a)(1) or 404 of the Code, (ii) would be reasonably likely to give rise to the payment of any amount that would result in a material loss of tax deductions pursuant to Section 162(m) of the Code, or (iii) that is an "excess parachute payment" pursuant to Section 280G of the Code.

          (x) Fiduciary Duties and Prohibited Transactions. Neither the Company, any Company Subsidiary, nor any plan fiduciary of any Welfare Plan or Pension Plan which covers or has covered employees or former employees of the Company or any ERISA Affiliate, has engaged in any transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction," as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or (d) of the Code. No action or failure to act and no transaction or holding of any Asset by, or with respect to, any Employee Plan has or may subject the Company, any Company Subsidiary or any ERISA Affiliate or any fiduciary to any Tax, penalty or other Liability, whether by way of indemnity or otherwise.

          (xi) No Amendments. Neither the Company, any Company Subsidiary nor any ERISA Affiliate thereof has any plan or legally binding commitment to create any additional Employee Plans or Employee Contracts, to amend, modify or terminate any existing Employee Plan or Employee Contract, nor has any intention to do any of the foregoing been communicated to employees.

          (xii) No Acceleration of Rights or Benefits. Except as set forth in
     Section 3.19(b)(xii) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement or any of the Transaction Documents to which the Company or any Company Subsidiary are a party nor the consummation of the transactions contemplated hereby or thereby will result in any payment, the acceleration or creation of any rights of any person to benefits under any of the Employee Plans or any Employee Contract, including but not limited to the acceleration of the exercisability of any stock options, the acceleration of the vesting of any restricted stock, the forgiveness of any indebtedness, the acceleration of the accrual or vesting of, distribution of or increase in any benefits under or the funding of any Pension Plan or the creation of rights under any severance, parachute or change of control agreement, or result in the triggering or imposition of any restrictions or limitations on the right of the Company, any Company Subsidiary or the Purchaser to amend or terminate any Employee Plan and receive the full amount of any excess Assets remaining or resulting from such amendment or termination, subject to applicable taxes.

          (c) To the knowledge of the Company, no employees of the Company or any Company Subsidiary are in violation of any term of any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or any Company Subsidiary because of the nature of the business conducted or presently proposed to be conducted by the Company or any Company Subsidiary or to the use of trade secrets or proprietary information of others.

          SECTION 3.20. [Reserved]

          SECTION 3.21. Compliance with Law. The Company and each Company Subsidiary have conducted their business in compliance with all applicable Laws, Permits and Governmental Orders, except where the failure to do so has not had, and would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has received any notice to the effect that, or has otherwise been advised that, the Company or any Company Subsidiary is not in compliance with any applicable Laws, Permits or Governmental Orders, and the Company has no knowledge of any existing circumstances that are likely to result in any violation of any of the foregoing. No investigation, inquiry, or review by an Governmental Entity with respect to the Company or any Company Subsidiary is pending, or, to the knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct any such investigation, inquiry or review.

          SECTION 3.22. Intellectual Property. Each item of Company Proprietary Property which is (i) a registered patent or pending application therefor; (ii) a registered trademark, service mark or domain name or pending application therefor, or constitutes a trade dress, logo, trade name or corporate name;
(iii) a registered copyright or maskwork or pending application therefor; (iv) material and is (A) licensed or sublicensed or (B) subject to an agreement or permission to use to or from a third party, is set forth on Section 3.22(a) parts (i) through (iv) of the Company Disclosure Schedule, and the Company has delivered to the Purchaser correct and complete copies of all written documentation evidencing ownership and prosecution of, or rights arising from, each item identified in Section 3.22 of the Company Disclosure Schedule. Except as noted and set forth on Section 3.22 parts (a) through (q) of the Company Disclosure Schedule:

          (a) the Company or a Company Subsidiary either (i) is the sole and exclusive owner of, with all right, title and interest in and to (free and clear of any Encumbrances) all Company Proprietary Property (including but not limited to the Proprietary Rights set forth in Section 3.22 of the Company Disclosure Schedule), or (ii) has rights to the use and, as necessary, distribute all Company Proprietary Property pursuant to license, sublicense or other Contract (and is not contractually or otherwise obligated to pay any compensation or royalties or grant any rights to any third party in respect thereof);

          (b) the Company or a Company Subsidiary has the right to require the applicant, inventor, or author of any Company Proprietary Property which constitutes an application for registration, including, but not limited to, all patent applications, trademark applications, service mark applications, copyright applications and mask work applications, to transfer ownership including all right, title and interest in and to (including any moral rights) to the Company of the application and of the registration once it issues;

          (c) all Company Proprietary Property was either (i) conceived and developed entirely by employees of the Company or the Company Subsidiaries during the time they were employees thereof or by independent contractors who have assigned all of their rights to such Company Proprietary Property to the Company or a Company Subsidiary, as the case may be, or (ii) acquired from third parties in connection with the acquisition of substantially all of the assets or all of the shares of such third party.

          (d) all Company Proprietary Property which are registrations, including, but not limited to, all issued patents, trademarks, service marks, copyrights and mask works, are valid and subsisting and in full force and effect;

          (e) no claims have been asserted or, to the knowledge of the Company, threatened by any Person, nor is the Company aware of any basis for any bona fide claims, challenging the ownership, legality, use, validity, enforceability or effectiveness of any of the Company Proprietary Property;

          (f) the Company has no knowledge of any third party interfering with, infringing upon, misappropriating, or using without authorization any Company Proprietary Property, and, to the knowledge of the Company, no employee or former employee of the Company or a Company Subsidiary, has interfered with, infringed upon, misappropriated, used without authorization, or otherwise come into conflict with any Company Proprietary Property;

          (g) neither the Company nor any Company Subsidiary has agreed with any Person not to sue or otherwise enforce any legal rights with respect to any Company Proprietary Property;

          (h) to the knowledge of the Company, neither the Company nor any Company Subsidiary has infringed on, interfered with, misappropriated or otherwise come in conflict with, and the continued operation of the Business of the Company and the Company Subsidiaries as currently conducted and as currently contemplated to be conducted, will not infringe on, interfere with, misappropriate or otherwise come into conflict with, any Proprietary Right of any other Person; and no such claim, complaint, charge, demand or notice has been asserted or, to the knowledge of the Company, has been threatened by any Person (including any claim that the Company must license or refrain from using any Proprietary Rights of any third party) nor is the Company aware of any basis for any claims therefor;

          (i) except as set forth in Section 3.22(a)(iv) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has granted any licenses (implied or express) to or other rights in Company Proprietary Property to any Person (including, without limitation, Governmental Entities);

          (j) To the Company's knowledge, the Company Proprietary Property are all the Proprietary Rights that are necessary for the ownership and operation of the Assets and business of the Company and the Company Subsidiaries as currently conducted or currently contemplated to be conducted;

          (k) the execution, delivery and performance by the Company of this Agreement and associated documents and the consummation of the transactions contemplated hereby and thereby will not alter, impair, diminish or result in the loss of any rights or interests of the Company or any Company Subsidiary in any Company Proprietary Property;

          (l) none of the Company Proprietary Property is subject to any outstanding order or Contract restricting in any material manner the use or licensing thereof by the Company or the Company Subsidiaries;

          (m) the Company and each Company Subsidiary have taken all necessary action to maintain and protect the confidentiality of each item of Company Proprietary Property. In particular, and without limiting the foregoing, all employees, agents, consultants, contractors and other Persons who have contributed to or participated in the creation, conception or development of the Company Proprietary Property (the "Company Proprietary Rights Development Personnel") have executed agreements obligating them to maintain the Company Proprietary Property in confidence. Except as set forth in Section 3.22(m)(1) of the Company Disclosure Schedule, each of the Company Proprietary Rights Development Personnel has executed an agreement, in a form substantially as provided in Section 3.22(m)(2) of the Company Disclosure Schedule in all material respects, assigning to the Company any rights or claims they may have to any Company Proprietary Property.

          (n) except as set forth in Section 3.22(n) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary owes or will owe any royalties or fees or other payments to third parties in respect of any Company Proprietary Property or any use thereof. All royalties, fees or other payments that have accrued prior to the Closing will have been timely paid by the Company prior to the Closing Date.

          (o) To the Company's knowledge, the Company and the Company Subsidiaries have the right to use all of the Company Proprietary Property in all jurisdictions in which the Company or the Company Subsidiaries have conducted, conducts, and currently contemplates conducting business utilizing such Company Proprietary Property;

          (p) Except as set out on Section 3.22(p) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has entered into any Contract to indemnify any other person for or against any charge of infringement or misappropriation of, or interference or conflict with respect to, any of the Company Proprietary Property; and

          (q) all of the Company Proprietary Property is in compliance in all material respects with all applicable Laws (including payment of filing, examination and maintenance fees).

          SECTION 3.23. Tax Matters.

          Except as set forth on the corresponding subsections (a) through (p) of Section 3.23 of the Company Disclosure Schedule:

          (a) Filing of Tax Returns. The Company and each Company Subsidiary have timely filed with the appropriate taxing authorities all Tax Returns in respect of Taxes required to be filed by them. The Tax Returns filed are complete and accurate in all material respects. Each Affiliated Group of which the Company or any Company Subsidiary has ever been a member has timely filed all Tax Returns that it was required to file for each taxable period for which any of the Company or any Company Subsidiary was a member of such Affiliated Group, other than Tax Returns for which an immaterial amount of Taxes would be properly shown, and each such Tax Return was correct and complete in all material respects when filed. Neither the Company nor any Company Subsidiary has requested any extension of time within which to file Tax Returns in respect of any Taxes. No claim has ever been made by any taxing authority in a jurisdiction where the Company or any Company Subsidiary does not file Tax Returns that it is or may be subject to taxation by that jurisdiction, or liable for Taxes owing to that jurisdiction. Section 3.23(a) of the Company Disclosure Schedule lists all federal, state, local and foreign income Tax Returns filed with respect to any of the Company and the Company Subsidiaries for taxable periods ended on or after December 31, 1997. The Company and each Company Subsidiary have delivered to the Purchaser or its Representatives complete, correct and accurate copies of their respective foreign, federal, state and local Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by any of the Company and each Company Subsidiary for the years ended December 31, 2000, December 31, 1999, December 31, 1998 and December 31, 1997.

          (b) Payment of Taxes. All Taxes with respect to the Company and each Company Subsidiary for periods or portions of periods through March 31, 2001 have been paid in full or reflected on the Company Balance Sheet in accordance with GAAP. Each of the Company and the Company Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. Each of the Company and the Company Subsidiaries has no unpaid Taxes accruing after March 31, 2001 other than Taxes incurred in the ordinary course of business and any stamp Taxes incurred as a result of the transactions contemplated by this Agreement.

          (c) Audits, Investigations or Claims. No deficiencies for Taxes of the Company or any Company Subsidiary have been claimed, proposed or assessed in writing by any taxing authority or other Governmental Entity. There is no dispute or claim concerning any Tax liability of the Company or any Company Subsidiary either (A) claimed or raised by any taxing authority in writing or (B) as to which any of the directors and officers (and employees responsible for Tax matters) of the Company or any Company Subsidiary has knowledge based upon personal contact with any agent of such taxing authority. Each deficiency resulting from any audit or examination relating to Taxes by any taxing authority has been paid. No issues relating to Taxes were raised by the relevant taxing authority during any presently pending audit or examination, and no issues relating to Taxes were raised by the relevant taxing authority in any completed audit or examination that can reasonably be expected to recur in a later taxable period. No audits of foreign, federal, state and local Tax Returns by the relevant taxing authorities are, to the knowledge of the Company, currently ongoing with respect to the Company or any Company Subsidiary and neither the Company nor any Company Subsidiary has been notified in writing that any taxing authority intends to audit a Tax Return for any other period. No extension of a statute of limitations relating to Taxes is in effect with respect to the Company or any Company Subsidiary and none of the Company or the Company Subsidiaries has waived any statute of limitations in respect of Taxes.

          (d) Encumbrance. There are no Encumbrances for Taxes (other than for current Taxes not yet due and payable) on any Assets of the Company or any Company Subsidiary.

          (e) Tax Elections. All elections with respect to Taxes affecting the Company or any Company Subsidiary as of the date hereof that are required to be set forth on such Tax Returns are set forth on the Company's latest Tax Returns. Neither the Company nor any Company Subsidiary (i) has made nor will make a deemed dividend election under Reg. ss. 1.1502-32(f)(2) or a consent dividend election under Section 565 of the Code; (ii) has consented at any time under
Section 341(f)(1) of the Code to have the provisions of Section 341(f)(2) of the Code apply to any disposition of its Assets; (iii) has agreed, or is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (iv) has made an election, or is required, to treat any Asset as owned by another Person, pursuant to the provisions of
Section 168(f) of the Code or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code; (v) owns any Assets that secure any debt the interest on which is tax-exempt under Section 103(a) of the Code; (vi) has made an election pursuant to Sections 338 or 336(e) of the Code or the regulations thereunder or any comparable provisions of any foreign or other tax law; (vii) is subject to any constructive elections under Section 338 of the Code or the regulations thereunder; (viii) has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; or (ix) has made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable state or local Tax provision.

          (f) Prior Affiliated Groups. Neither the Company nor any Company Subsidiary (A) has ever been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code (other than an affiliated group of which the Company is the common parent) or (B) has any Liability for the Taxes of any Person (other than any of the Company and the Company Subsidiaries) under Treas. Reg. ss.1502-6 (or any similar provision of state, local or foreign law) or (C) has any Liability for the Taxes of any Person as a transferee or successor, by contract or otherwise.

          (g) Partnerships. Each partnership with respect to which the Company or any Company Subsidiary owns an interest, directly or indirectly, is a partnership for Tax purposes. Each entity that has made an election to be treated as a partnership under applicable Tax laws, with respect to which the Company or any Company Subsidiary owns an interest, directly or indirectly, will be treated as a partnership for Tax purposes. Each entity that has made an election to be disregarded as a separate entity under applicable Tax laws, with respect to which the Company and or any Company Subsidiary owns an interest, directly or indirectly, will be disregarded for Tax purposes.

          (h) Transfer Pricing Agreements. Neither the Company nor any Company Subsidiary has entered into transfer pricing agreements or other like agreements with respect to any foreign jurisdiction.

          (i) International Boycott. Neither the Company nor any Company Subsidiary has participated in or cooperated with an international boycott or has been requested to do so in connection with any transaction or proposed transaction.

          (j) Investment in U.S. Property. As of the Closing Date, no Company Subsidiary organized under the laws of a country other the United States (the "Foreign Companies") has an investment in U.S. property within the meaning of
Section 956 of the Code.

          (k) Engaged in U.S. Trade or Business. None of the Foreign Companies is (i) engaged in a United States trade or business for U.S. federal income tax purposes, (ii) a passive foreign investment company within the meaning of the Code or (iii) a foreign investment company within the meaning of the Code.

          (l) Tax Sharing Agreements. There are no Tax-sharing agreements or similar arrangements (including indemnity agreements) with respect to or involving the Company or any Company Subsidiary, and, after the Closing Date, neither the Company nor any Company Subsidiary shall be bound by any such Tax-sharing agreements or similar arrangements (entered into prior to the Closing) or have any Liability thereunder for amounts due by the Company or any Company Subsidiary in respect of periods prior to or after the Closing Date.

          (m) Intercompany Transactions. Neither the Company nor any Company Subsidiary has any "excess loss accounts" or "deferred gains" with respect to any "deferred intercompany transactions" within the meaning of Treas. Reg. Sections 1.1502-19 and 1.1502-13, respectively.

          (n) Net Operating Losses. Any net operating loss carryforward of the Company and any Company Subsidiary as of March 31, 2001 for federal or Israeli income Tax is accurately reflected on the Company Financial Statements (without regard to any valuation allowance).

          (o) Section 355 Neither the Company nor any Company Subsidiary has distributed the stock of a "controlled corporation" (within the meaning of that term as used in Section 355(a) of the Code) in a transaction subject to Section 355 of the Code within the past two years.

          (p) Section 957. The Company is not and never has been a "controlled foreign corporation" (within the meaning of that term as used in Section 957 of the Code).

          SECTION 3.24. Insurance. Section 3.24 of the Company Disclosure Schedule contains a complete and accurate list of all policies or binders of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums, a general description of the type of coverage provided, including whether it is a "claims made" or an "occurrence" policy and a brief description of the interests insured thereby, and any pending claims thereunder) of which the Company or any Company Subsidiary is the owner, insured or beneficiary. All of such policies are sufficient for (i) compliance with all material Laws and all Contracts of the Company and the Company Subsidiaries, (ii) covering all reasonably foreseeable damage to and liabilities or contingencies relating to the conduct by the Company and the Company Subsidiaries of their Business and (iii) providing replacement cost insurance coverage for all Fixtures and Equipment of the Company and the Company Subsidiaries and all their leasehold improvements. Neither the Company nor any Company Subsidiary is in Default under any of such policies or binders, nor has it failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion. There are no facts known to the Company upon which an insurer might be justified in reducing or denying coverage or increasing premiums on existing policies or binders. There are no outstanding unpaid claims under any such policies or binders. Such policies and binders are in full force and effect on the date hereof and shall be kept in full force and effect through the Closing Date.

          SECTION 3.25. Payments. Neither the Company nor any Company Subsidiary nor any of their Representatives acting on their instructions have, directly or indirectly, paid or delivered any fee, commission or other sum of money or property, however characterized, to any finder, agent, government official or other party, in the U.S. or any other country which was illegal under any federal, state or local laws of the U.S. or any other country having jurisdiction. Neither the Company nor any Company Subsidiary nor any of their Representatives acting on their instructions, have accepted or received any unlawful contributions, payments, gifts or expenditures.

          SECTION 3.26. Customers and Suppliers. Section 3.26 of the Company Disclosure Schedule sets forth a complete and accurate list of the names and addresses of (i) the ten customers who purchased from the Company and any Company Subsidiaries the greatest dollar volume of products during the Company's last fiscal year, showing the approximate total sales in dollars to each such customer during such fiscal year; and (ii) suppliers, other than service providers, with sales to the Company and any Company Subsidiaries greater than
(A) $100,000 during the year ending on December 31, 2000 or (B) $25,000 during the period commencing on January 1, 2001 and ending on March 31, 2001, showing the approximate total purchases in dollars by the Company and the Company Subsidiaries from each such supplier during such period. Since the Balance Sheet Date, there has been no change in the business relationship of the Company or any Company Subsidiary with any customer or supplier named on Section 3.26 of the Company Disclosure Schedule except as has not had, and would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has received any communication, written or otherwise, from any customer or supplier named on such Section 3.26 of any intention to return, terminate or materially reduce purchases from or supplies to the Company or any Company Subsidiary. The

Company is not aware that the consummation of the transactions hereunder should adversely affect the business relationship with any such customer or supplier.

          SECTION 3.27. Environmental Matters

          (a) Definition. "The Company" for purposes of this Section 3.27 includes (A) all Company Subsidiaries, (B) all partnerships, joint ventures and other entities or organizations in which the Company was at any time or is a partner, joint venturer, member or participant and (C) all predecessor or former corporations, partnerships, joint ventures, organizations, businesses or other entities, whether in existence as of the date hereof or at any time prior to the date hereof, the Assets or obligations of which have been acquired or assumed by the Company or to which the Company has succeeded.

          (b) The Company is in material compliance with all applicable Environmental Laws, has obtained, and is in compliance with, all permits, licenses, authorizations, registrations and other governmental consents required by applicable Environmental Laws ("Environmental Permits"), and has made all appropriate filings for issuance or renewal of such Environmental Permits.

          (c) Notice of Violation. The Company has not received any notice of alleged, actual or potential responsibility for, or any inquiry or investigation regarding, (i) any Release or threatened Release by the Company of any Hazardous Substance at any location or (ii) an alleged violation of or non-compliance by the Company with the conditions of any Permit required under any Environmental Law or the provisions of any Environmental Law. The Company has not received any notice of any other claim, demand or Action by any Person alleging any actual or threatened injury or damage to any Person, property, natural resource or the environment arising from or relating to any Release or threatened Release by the Company of any Hazardous Substances.

          (d) Environmental Conditions. To the knowledge of the Company, there are no present or past Environmental Conditions in any way relating to the Company or the Company Subsidiaries, their Business or their Assets.

          (e) Notices, Warnings and Records. The Company has given all notices and warnings, made all reports, and has kept and maintained all records required by and in compliance with all Environmental Laws.

          (f) The Company has not used any waste disposal site, or otherwise disposed of, transported, or arranged for the transportation of, any Hazardous Substances to any place or location, or in violation of any Environmental Laws.

          (g) The Company has delivered to the Purchaser true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by the Company pertaining to Hazardous Substances at, on, about, under, or within any real property currently or formerly owned, leased or operated by the Company, or concerning compliance by the Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

          SECTION 3.28. Brokers; Transaction Costs

          (a) Except for its arrangements with the Company Financial Adviser (the terms of which are described on Section 3.28(a) of the Company Disclosure Schedule), the Company has not entered into and will not enter into any contract, agreement, arrangement or understanding with any Person which will result in the obligation of the Purchaser or the Company to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby. The Company shall not otherwise be liable for any costs or expenses pertaining to any finder's fees, brokerage commission or similar payment incurred by or on behalf of the Company as a result of the consummation of the transactions contemplated hereby.

          (b) The amount of all of the Company's Expenses shall not exceed $925,000 (inclusive of any value added Tax) in the aggregate.

          SECTION 3.29. Information Supplied. None of the information supplied or to be supplied by the Company for inclusion in the proxy statement (the "Proxy Statement") prepared by the Purchaser with respect to the annual and special meeting of Purchaser 's stockholders to be held to consider the Purchaser Meeting Proposal (as defined herein) (the "Purchaser Stockholders' Meeting") will, at the date such information is supplied and at the time of the Purchaser Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

          SECTION 3.30. Products Liability. There are no claims against the Company or any Company Subsidiary, fixed or contingent, asserting (a) any damage, loss or injury caused by any product or (b) any breach of any express or implied product warranty or any other similar claim with respect to any product other than standard warranty obligations (to replace, repair or refund) made by the Company or any Company Subsidiary in the ordinary course of business, except for those claims that, if adversely determined against the Company or any Company Subsidiary, would not reasonably be expected to have a Company Material Adverse Effect. As used herein, "product" shall mean any products manufactured, designed, developed, distributed, sold, re-sold, customized or serviced by the Company or any Company Subsidiary.

          SECTION 3.31. Real Property and Leased Real Property

          (a) Real Property Matters. Neither the Company nor any Company Subsidiary owns any real property.

          (b) Leased Real Property. Section 3.31 of the Company Disclosure Schedule sets forth a complete list of the Leased Real Property by reference to municipal address and Real Property Leases by reference to all relevant documents including details of parties thereto and dates of documents as well as details of annual rent payable, current term, and security deposits (or prepaid rent).

          (c) The Real Property Leases are in full force and effect. As at the Closing Date, the Real Property Leases shall not have been altered or amended from their form on the date hereof except with the consent of the Purchaser which shall not be unreasonably withheld.

          (d) There are no agreements or understandings between the landlord and tenant, or sublandlord and subtenant, other than as contained in the Real Property Leases, pertaining to the rights and obligations of the parties thereto relating to the use and occupation of the Leased Real Property.

          (e) To the Company's knowledge, all interests held by the Company or any Company Subsidiary as lessee or occupant under the Real Property Leases are free and clear of all Encumbrances.

          (f) All payments required to be made by the Company or any Company Subsidiary pursuant to the Real Property Leases have been duly paid, and neither the Company nor any Company Subsidiary are otherwise in Default in meeting any of their obligations under any of the Real Property Leases except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

          (g) To the Company's knowledge, none of the parties (other than the Company or any Company Subsidiary) to any Real Property Lease is in Default in meeting any of its obligations under such Real Property Lease.

          (h) To the Company's knowledge, no Default exists by any party to any of the Real Property Leases and no party to any Real Property Lease is claiming any such Default or taking any Action purportedly based upon any such Default.

          (i) Neither the Company nor any Company Subsidiary has waived, or omitted to take any action in respect of any substantial rights under any of the Real Property Leases.

          SECTION 3.32. Transactions with Related Parties. Section 3.32 of the Company Disclosure Schedule sets forth the names and addresses of each Person who is, in the Company's reasonable judgement, an Affiliate of the Company. Except for reasonable compensation arrangements in the ordinary course of business or except as disclosed on Section 3.32 of the Company Disclosure Schedule, no Related Party of the Company or any Company Subsidiary has (a) borrowed or loaned money or other property to the Company or any Company Subsidiary which has not been repaid or returned, (b) any currently enforceable contractual or other claims, express or implied, of any kind whatsoever against the Company or any Company Subsidiary or (c) has or in the past three years had any interest in any property currently used by the Company or any Company Subsidiary or in any transaction which the Company or any Company Subsidiary were a party to. To the knowledge of the Company, no current or former employee or Related Party of the Company or a Company Subsidiary is presently or at the Closing Date shall be, or, in the last three years has been, the direct or indirect owner of an interest in any corporation, firm, association, or business organization which is a present (or potential) competitor, supplier or customer of the Company. Except for normal salaries, compensation and bonuses and reimbursement of ordinary expenses, since December 31, 2000, the Company has not made any payments, loans or advances of any kind, or paid any dividends or distributions of any kind, to or for the benefit of the Shareholders, or any of their respective Affiliates, associates or family members.

          SECTION 3.33. Certain Business Practices. Neither the Company or any Company Subsidiary, nor any directors, officers, agents or employees of the Company or any Company Subsidiary (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

          SECTION 3.34. Business Activity Restriction. Except as set forth in
Section 3.34 of the Company Disclosure Schedule, there is no non-competition or other similar agreement, commitment, judgment, injunction, order or decree to which the Company or any Company Subsidiary are a party or subject to that has or could reasonably be expected to have the effect of prohibiting or impairing the conduct of business by the Company or any Company Subsidiary. Except as set forth in Section 3.34 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has entered into any agreement under which the Company or any Company Subsidiary is restricted from selling, licensing or otherwise distributing any of its technology or products to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market or line of business.

          SECTION 3.35. Grants, Incentives and Subsidies. Except as set forth in
Section 3.35 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has received any grants, incentive and subsidy programs ("Grants") from any Governmental Entity, including but not limited to (a) Approved Enterprise Status granted by the Investment Center of the Israeli Ministry of Industry and Trade, (b) Grants under Certificates of Approval of the Chief Scientist of the Israeli Ministry of Industry and Trade, and (c) Grants from the Israeli Fund for the Promotion of Marketing. Except as set forth in
Section 3.35 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has paid to date any royalties to the Office of the Chief Scientist on account of any Grants. Correct copies of all material applications submitted by the Company or any Company Subsidiary to any Governmental Entity with respect to any Grants (including all rights and obligations with respect to any Grants which were transferred to the Company or any Company Subsidiary from any Shareholder or third party), and copies of all letters of approval, and supplements thereto, granted to the Company or any Company Subsidiary with respect to any Grants and all undertakings made by any Company or any Company Subsidiary with respect to such Grants have been provided or made available to the Purchaser. The Company and Company Subsidiaries are in material compliance with the terms and conditions of the Grants and have fulfilled all the undertakings and obligations relating thereto in all material respects. To the knowledge of the Company there is no event which might lead to the annulment or limitation of any of the Grants. Schedule 3.35 sets forth the amount of Grants approved by the Office of the Chief Scientist under each certificate of approval and the amount of Grants actually received by the Company under each such certificate of approval.

          SECTION 3.36. Full Disclosure

          (a) No representation or warranty of the Company contained in this Agreement, and no Document (as defined below) furnished by or on behalf of the Company to the Purchaser or its Representatives pursuant to this Agreement or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made therein, in the context in which made, not false or misleading. There is no fact that the Company has not disclosed to the Purchaser or its Representatives in writing that has, or is likely to have, a Company Material Adverse Effect or materially adversely affects, or is likely to materially adversely affect, the ability of the Company to perform the transactions contemplated by this Agreement. "Document" shall mean all certificates, consents, schedules (including the Company Disclosure Schedule when read together with the corresponding representation or warranty) agreements and financial statements delivered by or on behalf of the Company in connection with this Agreement and the transactions contemplated hereby.

          (b) Any financial projection or forecast delivered to the Purchaser with respect to the revenues or profitability which may arise from the operation of the Business either before or after the Closing Date (collectively, the "Projections") has been prepared by the Company in good faith, on the basis of the assumptions set forth in the Projections which the Company believes to be reasonable and using accounting methods and principles consistent with the accounting methods and principles used historically to prepare both (i) the Company Financial Statements and (ii) projections and forecasts of the Company in the ordinary course of business. The Company has no reason to believe that the Projections require any material change.

          SECTION 3.37. Signatories. Holders of no less than ninety percent (90%) of each class and series of the Company Shares outstanding on the date hereof have entered into this Agreement and are bound by its terms.

                                  ARTICLE IV.

                        REPRESENTATIONS AND WARRANTIES OF
                                THE SHAREHOLDERS

          Each Shareholder, severally but not jointly, represents and warrants to the Purchaser as follows:

          SECTION 4.01. Authorization of Agreements, Etc.

          (a) Such Shareholder has full legal competence and capacity and unrestricted power to execute and deliver each Transaction Document to which such Shareholder is a party, and to perform his, her or its obligations hereunder and thereunder.

          (b) The execution and delivery by such Shareholder of this Agreement and each Transaction Document to which such Shareholder is a party, and the performance by such Shareholder of his, her or its obligations hereunder and thereunder, have been duly authorized by all requisite action, and will not violate any provision of Law, any order of any court or other agency of government, any judgment, award or decree or any provision of any Contract or other instrument to which such Shareholder is a party, or by which such Shareholder is bound, or conflict with, result in a breach of or constitute a Default under any such Contract or other instrument.

          SECTION 4.02. Validity. This Agreement has been duly executed and delivered by such Shareholder and, assuming the due authorization, execution and delivery by the other parties thereto, constitutes, and each other Transaction Document to which such Shareholder is a party, when executed and delivered by such Shareholder as contemplated hereby, will constitute, the legal, valid and binding obligations of such Shareholder, enforceable against such Shareholder in accordance with their respective terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other Laws affecting the enforcement of creditors' rights generally or by general equitable principles.

          SECTION 4.03. Title to Shares. Such Shareholder has good and valid title to and is the lawful holder of record and beneficial owner of the number of Company Shares set forth opposite the name of such Shareholder in Schedule I to this Agreement under the heading "Company Shares", (and as of the Closing will have good and valid title to, and will be the legal and beneficial owner of such Company Shares and all other shares of the Company owned by such Shareholder immediately prior to Closing) in each case free and clear of any and all Encumbrances of any nature whatsoever. The delivery by such Shareholder of share transfer deeds duly executed, to the Purchaser pursuant to Section 2.03(a) above, together with a resolution of the Company's Board of Directors approving such transfer of shares and registering the transfer in the Company's Register of Members, will transfer legal, good, valid and full title to and the legal and beneficial ownership of said Company Shares and any additional Company Shares issued to such Shareholder on the exercise of the Company Option or Company Warrants to the Purchaser, free and clear of any Encumbrances of any nature whatsoever. Except as set forth in the Charter, Bylaws, Company Warrants and the Company Option Plans, there are no (i) outstanding options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other similar Contracts relating to such Shareholder's Company Shares, (ii) outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to such Shareholder's Company Shares, (iii) voting trusts, proxies, or other Contracts or understandings with respect to the voting of such Shareholder's Company Shares, (iv) transfer restrictions with respect to such Shareholder's Company Shares, or (v) Actions pending or, to the knowledge of such Shareholder, threatened or anticipated, which, if determined adversely to such Shareholder, would enjoin, restrict or prohibit the transfer of all or any part of the Company Shares as contemplated by this Agreement.


          SECTION 4.04. Investment Representations

          (a) Such Shareholder understands that such Shareholder must bear the economic risk of the Purchaser Shares for an indefinite period of time because the Purchaser Shares are not registered under the Securities Act or any applicable state securities Laws, and may not be resold unless subsequently registered under the Securities Act and such other Laws or unless an exemption from such registration is available. Such Shareholder hereby agrees and covenants that he or she will not pledge, transfer, convey or otherwise dispose of any of the Purchaser Shares except in a transaction that is the subject of either (i) an effective registration statement under the Securities Act and any applicable state securities Laws, or (ii) an opinion of counsel to the effect that such registration is not required (which opinion and counsel shall be reasonably satisfactory to the Purchaser, and may be relied on by the Purchaser in making such determination). The Purchaser will not require opinions of counsel for transactions made pursuant to Securities and Exchange Commission Rule 144 except in unusual circumstances.

          (b) Such Shareholder has sufficient knowledge and experience in investing to be able to evaluate the risks and merits of the transactions contemplated by this Agreement and such Shareholder has the ability to bear the economic risks of such Shareholder's investment in the Purchaser Shares for an indefinite period of time. Such Shareholder has had the opportunity to ask questions of, and receive answers from, officers of the Purchaser with respect to the business and financial condition of the Purchaser and the terms and conditions of the offering of the Purchaser Shares and to obtain additional information necessary to verify such information or can acquire it without unreasonable effort or expense.

          (c) If such Shareholder is listed as a non U.S. person on Schedule I, such Shareholder represents and warrants to the Purchaser that he, she or it has satisfied himself, herself or itself as to the full observance of the Laws of its jurisdiction in connection with the issuance of Purchaser Shares to such Shareholder, including (i) the legal requirements within its jurisdiction for the purchase of the Purchaser Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Purchaser Common Stock. The Shareholder's receipt of, and its continued beneficial ownership of the Purchaser Common Stock will not violate any applicable securities or other Laws of its jurisdiction.

          (d) Accredited Investor. Shareholder has accurately completed and returned to the Purchaser the Investor Suitability Certificate in the form attached hereto as Exhibit J. Shareholder is an "accredited investor" as defined in Rule 501, Regulation D, promulgated by the Securities and Exchange Commission on March 8, 1982, as amended, or has appointed a purchaser representative and together with such purchaser representative has such knowledge and experience in financial and business matters that Shareholder is capable of evaluating the merits and risks of the prospective investment in Purchaser Common Stock. Shareholder is only a resident of the State or country set forth in such Shareholder's address on such Schedule I.

          (e) No Advertising. Shareholder has not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, newspaper or magazine article or advertisement, radio or television advertisement, or any other form of advertising or general solicitation with respect to the sale of the Purchaser Shares.

          (f) Investment Intent. Shareholder is acquiring the Purchaser Shares for investment purposes for Shareholder's own account only and not with a view to or for sale in connection with any distribution of all or any part of the Purchaser Shares, other than in compliance with applicable securities Laws.

          (g) Fair Consideration. Such Shareholder hereby acknowledge he, she or it is receiving fair consideration for his, her or its Company Shares pursuant to this Agreement and that the allocation of the Purchaser Shares amongst each class and series of shares of the Company pursuant to this Agreement is fair and equitable.

          SECTION 4.05. No Registration Of Purchaser Shares. Shareholder acknowledges that the Purchaser Shares have not been registered under the Securities Act or any other applicable state blue sky laws in reliance, in part, on Shareholder's representations, warranties, and agreements herein.

          SECTION 4.06. Purchaser Shares Are Restricted Securities. Shareholder understands that the Purchaser Shares are "restricted securities" under the Act, and that the Purchaser Shares may be resold without registration under the Securities Act only in certain limited circumstances and that otherwise the Purchaser Shares must be held indefinitely. In this regard, Shareholder understands the resale limitations imposed by the Securities Act and is familiar with Securities and Exchange Commission Rule 144, as presently in effect, and the conditions which must be met in order for that Rule to be available for resale of "restricted securities," including the requirement that the securities must be held for at least two (2) years after purchase thereof from the Company prior to resale (subject to certain exceptions) and the condition that there be available to the public current information about the Company under certain circumstances.

          SECTION 4.07. Obligation to Register. Shareholder represents, warrants, and agrees that the Purchaser is under no obligation to register or qualify the Purchaser Shares under the Securities Act or under any state securities law, or to assist Shareholder in complying with any exemption from registration and qualification, except as set forth in Section 2.06.

          SECTION 4.08. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Shareholder.

          SECTION 4.09. Tax Withholding. Except as explicitly disclosed in writing to Purchaser no less than 14 days prior to Closing, amounts payable, if any, or Purchaser Shares issued by Purchaser to such Shareholder hereunder are not subject to any withholding or similar Taxes imposed by a tax jurisdiction with respect to the sale or exchange of the Company Shares.

                                   ARTICLE V.

                 REPRESENTATIONS AND WARRANTIES OF the Purchaser

          Purchaser hereby represents and warrants to the Company and the Shareholders, subject to such exceptions as disclosed in the Purchaser Disclosure Schedule delivered herewith and dated as of the date hereof, all of which shall be deemed to be made elsewhere in the Purchaser Disclosure Schedule if the text of the disclosure in the Purchaser Disclosure Schedule read together with the applicable sections of this Agreement makes such other disclosure clearly relevant, as follows:

          SECTION 5.01. Organization and Qualification; Subsidiaries. The Purchaser and each Purchaser Subsidiary has been duly organized and is validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted.

Purchaser and each Purchaser Subsidiary are duly qualified or licensed to do business, and are in good standing, in each jurisdiction where the character of the properties owned, leased or operated by them or the nature of their business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

          SECTION 5.02. Capitalization.

          (a) The authorized capital stock of the Purchaser consists of 50,000,000 shares of Purchaser Common Stock, of which 17,475,445 shares were issued and outstanding as of May 8, 2001. All of the outstanding shares of the Purchaser Common Stock have been validly issued and are fully paid and nonassessable and not subject to preemptive rights.

          (b) All Purchaser Shares to be issued to the Shareholders in connection with the transactions contemplated hereby, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable, free and clear of any and all pledges, security interests, liens, charges or other encumbrances of any nature whatsoever, other than any such encumbrances imposed pursuant to the Transaction Documents and not subject to preemptive rights or similar contractual rights granted by the Purchaser.

          SECTION 5.03. Authority Relative to this Agreement. The Purchaser has all necessary corporate power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, provided the Purchaser Meeting Proposal (as defined herein) is approved as required by the Purchaser Stockholders at the Purchaser Stockholders' Meeting (as defined herein) pursuant to its certificate of incorporation, bylaws and the Delaware General Corporation Law (the "Purchaser Stockholder Approval"). The execution and delivery of this Agreement and each other Transaction Document to which it is a party by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action (other than Purchaser Stockholder Approval), and no other corporate proceedings on the part of the Purchaser are necessary to authorize this Agreement or any other Transaction Document to which the Purchaser is a party or to consummate such transactions. This Agreement has been, and each other Transaction Document to which it is a party will be, duly executed and delivered by the Purchaser. Assuming the due authorization, execution and delivery by the Company and the Shareholders, this Agreement constitutes, and each other Transaction Document to which it is a party will constitute, legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other Laws affecting the enforcement of creditors' rights generally or by general equitable principles.

          SECTION 5.04. No Conflict; Required Filings and Consents

          (a) The execution and delivery of this Agreement and the other Transaction Documents to which it is a party by the Purchaser do not, and subject to receiving the Purchaser

Stockholder Approval, the performance by the Purchaser of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with or violate the certificate of incorporation or bylaws of the Purchaser, (ii) conflict with or violate any Law or Permit applicable to the Purchaser or by which any Asset of the Purchaser is bound or affected or (iii) except as disclosed on Section 5.04(a) of the Purchaser Disclosure Schedule, result in any breach in any material respect of or constitute a Default under any Contract of the Purchaser or any Law or Permit applicable to the Purchaser.

          (b) Assuming the accuracy of the representations and warranties set forth in Article III and Article IV, the execution and delivery of this Agreement by the Purchaser do not, and the execution of each other Transaction Document to which it is a party will not, and the performance by the Purchaser of its obligations hereunder and the consummation of the transactions contemplated hereby will not, require on behalf of Purchaser any consent, approval, authorization or permit of, or filing by the Purchaser with or notification by the Purchaser to, any Governmental Entity other than (i) any filings or consents as may be required under applicable state securities laws and the securities laws of any foreign jurisdiction (including, to the extent required, an exemption from prospectus requirements under Section 15D of the Israeli Securities Law, 1968 with respect to the assumption by the Purchaser of the Company Options as set forth in Section 7.04(d)), (ii) any consent as may be required from Israeli Tax authorities confirming that the assumption by the Purchaser of the Company Options and the Company's 2001 Plan will not result in a taxable event with respect to any such Company Option, and (iii) such other consents, authorizations, filings, approvals and permits which, if not obtained or made, would not reasonably be expected to have a Purchaser Material Adverse Effect or impair in any material respect the ability of Purchaser to perform its obligations under this Agreement.

          SECTION 5.05. SEC Filings; Financial Statements

          (a) The Purchaser has timely filed all forms, reports, statements and documents required to be filed by it with the SEC and the Nasdaq National Market in the last twelve months (collectively, together with any such forms, reports, statements and documents the Purchaser may file subsequent to the date hereof until the Closing Date, (other than exhibits appended to such forms, reports, statements and documents) the "Purchaser Reports"). Each Purchaser Report (i) was prepared in accordance with the requirements of the Securities Act, the Exchange Act or Nasdaq, as the case may be, and (ii) did not at the time it was filed or, if amended, supplemented or superseded, as of the date of such amendment, supplement or superseding filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Purchaser Subsidiary is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, Nasdaq any other stock exchange or any other comparable governmental entity.

          (b) Except as is provided in the Purchaser Reports, each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Purchaser Reports complied as to form in all material respects with applicable accounting requirements, was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the consolidated financial position of the Purchaser and the consolidated Purchaser Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of the Purchaser and the consolidated Purchaser Subsidiaries for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments).

          SECTION 5.06. Absence of Certain Changes or Events. Except as disclosed in the Purchaser Reports filed prior to the date of this Agreement, since March 31, 2001, there has not been (a) any condition, event, occurrence or development that has had or would reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect or which could reasonably be expected to prevent, hinder or materially delay the ability of the Purchaser to consummate the transactions contemplated hereby, (b) any material change by the Purchaser or any Purchaser Subsidiary in its accounting methods, principles or practices, or (c) any event pursuant to which the Purchaser or any Purchaser Subsidiary has incurred any material liabilities (direct, contingent or otherwise) or engaged in any material transaction or entered into any material agreement, in each case, outside of the ordinary course of business which, individually or in the aggregate, could be reasonably expected to have a Purchaser Material Adverse Effect.

                                   ARTICLE VI.

                                    COVENANTS

          SECTION 6.01. Conduct of Business by the Company Pending the Closing. The Company and the Shareholders agree and undertake that, between the date of this Agreement and the Closing Date, except for the transactions contemplated herein (including without limitation, the issuance of Series E Preferred Shares as contemplated in Section 3.03(a) of this Agreement) or unless the Purchaser shall otherwise agree in writing, (a) the businesses of the Company and the Company Subsidiaries shall be conducted only in, and the Company and the Company Subsidiaries shall not take any action except in the ordinary course of business consistent with past practice, (b) the Company and the Company Subsidiaries shall use all reasonable efforts to keep available the services of such of the current officers, significant employees and consultants of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with such of the corporate partners, customers, suppliers and other Persons with which the Company and the Company Subsidiaries have significant business relations in order to preserve substantially intact its business organization. By way of amplification and not limitation, the Company and the Company Subsidiaries shall not, between the date of this Agreement and the Closing Date, directly or indirectly, do, agree to do, or cause to be done any of the actions of the Company described in Section 3.09 without the prior written consent of the Purchaser, and (c) the Company, the Company Subsidiaries and the Shareholders will not engage in any transaction or take any action which would constitute a breach of the representations and warranties of the Company or the Shareholders under Articles III and IV or would materially delay or materially impair the ability of Company, the Company Subsidiaries or any Shareholder to perform their obligations under this Agreement or the Transaction Documents to which they are a party or to effect the transactions contemplated hereby or thereby. The Company shall inform the Purchaser, in writing, of (a) any meeting of the Company's or any

Company Subsidiary's shareholders and/or of the Company's or any Company Subsidiary's Board of Directors, or of any committee thereof, at least 48 (forty-eight) hours in advance, allow an observer on behalf of the Purchaser to attend such a meeting, and provide the Purchaser with copies of all minutes and resolutions thereof and of all actions in writing made within this period, by the Company's or any Company Subsidiary's shareholders and/or Board of Directors, and (b) any material event not in the ordinary course of the Company or any of the Company Subsidiaries' businesses and of any event which could reasonably be expected to have a Company Material Adverse Effect.

          SECTION 6.02. No Solicitation.(a) Until the earlier of the Closing Date or the date of termination of this Agreement pursuant to the provisions of
Section 10.02 hereof, the Company will not, nor will the Company permit any of its Representatives to (directly or indirectly): (i) solicit, encourage, initiate, entertain, review or participate in any negotiations or discussions with respect to an offer or proposal, oral, written, or otherwise, formal or informal to acquire all or any part of Company, whether by purchase of Assets, exclusive license, joint venture formation, purchase of stock, business combination or otherwise, (ii) disclose any information not customarily disclosed to any Person concerning Company and which Company believes would be used for the purposes of formulating any such offer or proposal, (iii) assist, cooperate with, facilitate or encourage any Person to make any offer or proposal to acquire all or any part of Company (directly or indirectly) (a "Competing Proposed Transaction"), or (iv) agree to, enter into a contract regarding, approve, recommend or endorse any transaction involving a Competing Proposed Transaction. Company shall notify Purchaser as promptly as practical if any proposal or offer (formal or informal, oral, written or otherwise), or any inquiry or contact with any Person with respect thereto, regarding a Competing Proposed Transaction is made or is outstanding on the date hereof, such notice to include the identity of the Person proposing such Competing Proposed Transaction and the terms thereof, and shall keep Purchaser apprised, on a current basis of the status of any such Competing Proposed Transaction and of any modifications to the terms thereof. Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties other than Purchaser conducted heretofore with respect to any Competing Proposed Transaction.

          SECTION 6.03. Notices of Certain Events. Each of the Purchaser, the Company and the Shareholders shall give prompt notice to the others of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby, other than any such consent disclosed in this Agreement as required by one of the parties hereto; (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated hereby;
(iii) any Actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Purchaser or the Company, or that relate to the consummation of the transactions contemplated hereby; (iv) the occurrence of a Default under any material Contract of the Purchaser, the Company or any of their Subsidiaries; and (v) any change that could reasonably be expected to have a Purchaser Material Adverse Effect or a Company Material Adverse Effect, or to delay or impede the ability of the Purchaser, the Company or any of the Shareholders to perform their respective obligations pursuant to this Agreement and to effect the consummation of the transactions contemplated hereby.

          SECTION 6.04. Access to Information; Confidentiality

          (a) Except as required pursuant to the Confidentiality Agreement or any similar agreement or arrangement to which the Purchaser or the Company is a party or pursuant to applicable Laws or requirements of any stock exchange or other regulatory organization with whose rules a party hereto is required to comply, from the date of this Agreement to the Closing Date, the Purchaser and the Company shall (i) provide to the other and their Representatives access at reasonable times upon prior notice to its officers, employees, agents, properties, offices and other facilities and to the books and records thereof, and (ii) furnish promptly such information concerning its business, shareholders, Contracts, Assets, Liabilities and personnel as the other party or its Representatives may reasonably request. No investigation conducted pursuant to this Section 6.04 shall affect or be deemed to modify any representation or warranty made in this Agreement.

          (b) The parties hereto shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement with respect to the information disclosed pursuant to this Section 6.04 or pursuant to the Confidentiality Agreement. The Shareholders hereby agree to be bound by the terms of the Confidentiality Agreement as if they were parties thereto.

          SECTION 6.05. Further Action; Consents; Filings

          (a) Subject to the terms and conditions of this Agreement and applicable Law, the Company, each Shareholder and the Purchaser will use their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the transactions contemplated herein as soon as practicable including such actions or things as any other party hereto may reasonably request in order to cause any of the conditions to such other party's obligation to consummate such transactions specified in Article VIII to be fully satisfied. Without limiting the generality of the foregoing, subject to applicable Law, (x) the Company, the Shareholders and the Purchaser shall (i) make all necessary filings and thereafter make any other required or appropriate submissions, with respect to this Agreement and the transactions contemplated hereby required under any applicable Laws, and cooperate and consult with each other in connection with the making of all such filings, and (ii) give any notices to third Persons, and use reasonable efforts to obtain any consents from third Persons necessary, proper or advisable (as determined in good faith by the Purchaser with respect to such notices or consents to be delivered or obtained by the Company or the Shareholders) to consummate the transactions contemplated by this Agreement, and (y) the Company and the Shareholders shall use their best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the transactions set forth in Section 3.04 of the Company Disclosure Schedule.

          (b) From time to time, as and when requested by any party to this Agreement, the other parties will execute and deliver, or cause to be executed and delivered, all such documents and instruments and will take, or cause to be taken, all such reasonable actions, as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated herein, including powers of attorney and any required corporate resolutions.

          (c) The Company, the Shareholders and the Purchaser shall use their reasonable best efforts to cause all holders of Company Shares to execute this Agreement prior to Closing, and any shareholder of the Company who executes this Agreement after the date hereof shall become a party to this Agreement and shall have the rights and obligations of a Shareholder hereunder.

          SECTION 6.06. Certain Tax Matters

          (a) Taxes. Each party will, at its own expense, file all necessary Tax Returns and other documentation with respect to all Taxes and fees incurred at Closing, as required by applicable Law.

          (b) Withholding Obligations. The Shareholders understand and agree that the issuance of Purchaser Shares to the Shareholders will be made in compliance with any applicable Tax withholding obligations under applicable Law and that Purchaser shall be entitled to withhold any amounts required to be withheld by any applicable Law from the amounts payable to the Shareholders hereunder.

          SECTION 6.07. Public Announcements. Until the earlier of termination of this Agreement or the Closing Date, the Purchaser, on the one hand, and the Company and the Shareholders, on the other hand, will consult with each other before issuing any press release or otherwise making any public statements with respect to the Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement that is not approved by the other party, except as may be required by Law or the rules of the Nasdaq National Market, in which case the parties will make reasonable efforts to consult with each other prior to the making of such public statement.

          SECTION 6.08. Legend. Each stock certificate evidencing Purchaser Shares shall bear the following legend:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR (ii) AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT."

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THAT CERTAIN LOCK UP AGREEMENT BETWEEN THE COMPANY AND THE NAMED STOCKHOLDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH SUCH AGREEMENT. THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE."

          SECTION 6.09. Information Statement.

          As promptly as practicable following the execution hereof, Purchaser and Company shall jointly prepare an information statement (the "Information Statement") to be issued to the holders of Company Shares who are not accredited investors. The Information Statement shall constitute a disclosure document for the offer by the Purchaser to issue the Purchaser Shares (the "Offer") to holders of Company Shares who are not accredited investors in consideration for such holders' Company Shares. Purchaser and Company shall each use their reasonable best efforts to cause the Information Statement to comply with applicable federal, state and foreign securities Law requirements. Each of Purchaser and Company shall, and shall cause their respective Representatives to, fully cooperate with the other such parties and their respective Representatives in the preparation of the Information Statement, a letter of transmittal and related instructions for use (collectively, together with any amendments and supplements thereto, the "Offer Documents"), and Company shall promptly provide to Purchaser such information concerning it and its Affiliates, directors, officers and securityholders as Purchaser may reasonably request in connection with the preparation of the Information Statement or the Offer Documents. Each of Purchaser and Company represents and warrants to the other that all information supplied by the same for inclusion in the Information Statement or the Offer Documents shall not at the time the Information Statement (including any amendments or supplements thereto) is first distributed to holders of Company Shares who are not accredited investors or while the Offer remains outstanding contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made by Purchaser or Company with respect to information supplied by the others for inclusion in the Information Statement or the Offer Documents. If at any time that the Offer is outstanding, any event or information should be discovered by Company or Purchaser which should be set forth in an amendment to the Information Statement, Company or Purchaser, as applicable, shall promptly inform the other. Each of Purchaser and Company agrees promptly to correct any information provided by it for use in the Information Statement or the Offer Documents if and to the extent that it shall have become false and misleading in any material respect.

          SECTION 6.10. Tax-Free Reorganization. The Purchaser and the Company will each use their commercial best efforts to cause the purchase of Company Shares to be treated as a reorganization within the meaning of Section 368 of the Code.

          SECTION 6.11. Review Report

          Within fifteen Business Days following the execution hereof, the Company shall provide to the Purchaser a review report from the Company's independent public accountants, reasonably satisfactory in form and substance to the Purchaser, with respect to the consolidated unaudited interim balance sheet of the Company at March 31, 2001 and the related statement of operations, shareholders' equity and cash flows for the three months ended March 31, 2001 disclosed in Schedule 3.15 of the Company Disclosure Schedule.

                                  ARTICLE VII.

                              ADDITIONAL AGREEMENTS

          SECTION 7.01. Proxy Statement.

          (a) As promptly as reasonably practicable after the execution of this Agreement, Purchaser shall prepare the Proxy Statement, which complies with the rules and regulations promulgated by the SEC. The Company shall, upon request by the Purchaser, furnish the Purchaser with all information concerning itself, its Subsidiaries, directors, executive officers and shareholders, and such other matters and shall furnish consents as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of the Purchaser or any of its Subsidiaries to any third party and/or any Governmental Entity in connection with the transactions contemplated by this Agreement, including, without limitation, providing financial information regarding the Company and any related consents from the Company's independent public accountants for inclusion of such financial information in the Proxy Statement. In addition, the Company shall obtain any consents from its independent public accountants that are necessary for inclusion of the financial information provided by the Company in any filings that are required to be made by Purchaser with the SEC including, but not limited to, the Proxy Statement and Purchaser's Annual Report on Form 10-K for the year ended December 31, 2001.

          (b) The Proxy Statement shall include (i) the approval of the issuance of the Purchaser Shares to the Shareholders pursuant to this Agreement ("Share Issuance"), (ii) the opinion of the Purchaser Financial Advisor, and (iii) such other matters requiring approval of the Purchaser's stockholders ((i) above, the "Purchaser Meeting Proposal").

          (c) The Company shall use its reasonable best efforts to ensure that none of the information supplied by Company for inclusion or incorporation by reference in the Proxy Statement shall, at the date it or any amendments or supplements thereto are mailed to the stockholders of the Purchaser, at the time of the Purchaser Stockholders' Meeting and at the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Closing Date any event or circumstance relating to the Company, or its officers or directors, should be discovered by the Company that should be set forth in an amendment or a supplement to the Proxy Statement, Company shall promptly inform Purchaser.

          SECTION 7.02. Purchaser Stockholders' Meeting. The Purchaser shall call and hold the Purchaser Stockholders' Meeting, as promptly as practicable after the date hereof for the purpose of voting upon the approval of the matters described in Section 7.01(b), pursuant to the Proxy Statement, and the Purchaser shall use all reasonable efforts to hold the Purchaser Stockholders' Meeting as soon as practicable after the date hereof. Except as otherwise contemplated by this Agreement, and subject to applicable law, the Purchaser shall use all reasonable efforts to solicit from its stockholders proxies in favor of the Purchaser Meeting Proposal pursuant to the Proxy Statement and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the applicable stock exchange requirements to obtain such approval.

          SECTION 7.03. [Reserved].

          SECTION 7.04. Assumption of Company Options.

          (a) Prior to the Closing, the Company shall adopt the 2001 Stock Incentive Plan (the "2001 Plan") substantially in the form attached hereto as
Exhibit I with such changes as the Purchaser and the Company may approve, acting reasonably.

          (b) Prior to the Closing, the Company Options granted pursuant to the Company Option Plans and outstanding on the date hereof shall have been either exercised in accordance with their terms or cancelled and terminated in form reasonably satisfactory to the Purchaser, including without limitation, obtaining any required consent of Israeli Tax authorities that such cancellation will not result in a taxable event.

          (c) Prior to the Closing, the Company shall have granted Company Stock Options under the 2001 Plan to acquire up to an aggregate of 9,150,146 Ordinary Shares to the individuals, at the exercise price, with the vesting commencement date and on the other terms and conditions as agreed upon between the Company and the Purchaser, and in a form reasonably satisfactory to the Purchaser.

          (d) At the Closing Date, the Company Options to be granted pursuant to the 2001 Plan in Section 7.04(c) above will be assumed by the Purchaser. Each such option so assumed by Purchaser under the terms of this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Company Options (or as agreed upon between the Company and the Purchaser) and the applicable stock option agreement immediately prior to the Closing Date, except that (i) such option will be exercisable for that number of whole shares of Purchaser Common Stock equal to the product of the number of Ordinary Shares that were issuable upon exercise of such option immediately prior to the Closing Date multiplied by a fraction, (x) the numerator of which shall be 550,000 and
(y) the denominator of which shall be the number of Ordinary Shares issued and outstanding immediately prior to Closing (the "Ordinary Exchange Ratio") and rounded down to the nearest whole number of shares of Purchaser Common Stock, and (ii) the per share exercise price for the shares of Purchaser Common Stock issuable upon exercise of such assumed option will be equal to the quotient determined by dividing the exercise price per Company Ordinary Share at which such option was exercisable immediately prior to the Closing Date by the Ordinary Exchange Ratio, rounded up to the nearest whole cent. Consistent with the terms of the Company Options and the documents governing the outstanding Company Options (or the terms and conditions agreed upon between the Company and the Purchaser), the transactions contemplated hereby will not terminate any of the outstanding Company Options granted under the 2001 Plan or accelerate the exercisability or vesting of such options or the shares of Purchaser Common Stock which will be subject to those options upon the Purchaser's assumption of the options hereunder. Within thirty (30) business days after the Closing Date, Purchaser will issue to each person who, immediately prior to the Closing Date was a holder of an outstanding Company Option a document in form and substance reasonably satisfactory to Company evidencing the foregoing assumption of such option by Purchaser. Purchaser shall reserve for issuance that number of shares of Purchaser Common Stock that will become subject to Company Options assumed under this Section.

          SECTION 7.05. Registration Statements on Form S-8. Within sixty (60) Business Days after the Closing Date, the Purchaser shall file with the SEC one or more registration statements on Form S-8 for the additional shares of Purchaser Common Stock for reserved issuance pursuant to Section 7.03(a), provided that such shares qualify for registration on such Form S-8 and will maintain the effectiveness of such registration statements for so long as any of such options or other rights remain outstanding.

          SECTION 7.06. Resignations of Officers and Directors

          (a) The officers and directors of the Company and the Company Subsidiaries shall be those persons listed on Schedule III hereto, in each case until their successors are elected or appointed and qualified or until their resignation or removal. The Company shall deliver at the Closing the voluntary resignations of each officer and director of the Company and the Company Subsidiaries from their positions as officers and directors who is not designated to be an officer or director of the Company and the Company Subsidiaries in accordance with this subsection 7.05(a) which resignation shall be effective at the Closing, and the Shareholders undertake that those persons listed on Schedule III hereto shall have been elected as officers and directors of the Company and the Company Subsidiaries as of the Closing Date, to hold office until their successors are elected or appointed and qualified or until their resignation or removal.

          (b) Subject to receiving the Purchaser Stockholder Approval, the officers and directors of the Purchaser shall be those persons listed on
Schedule IV hereto, in each case until their successors are elected or appointed and qualified or until their resignation or removal. The Purchaser shall deliver at the Closing the voluntary resignations of each officer and director of the Purchaser from their positions as officers and directors who is not designated to be an officer or director of the Purchaser in accordance with this subsection 7.06(b) which resignation shall be effective as at the Closing, and those persons listed on Schedule IV hereto shall have been elected as officers and directors of the Purchaser as of the Closing Date, to hold office until their successors are elected or appointed and qualified or until their resignation or removal.

          SECTION 7.07. General Release and Waiver

          (a) Each Shareholder, for Shareholder, Shareholder's spouse, relatives, predecessors, heirs, executors, administrators, agents, advisors, assigns, and successors, as applicable, as of the Closing, fully and generally waives, releases, remises, acquits, and discharges the Purchaser, the Company and their present or former officers, directors, shareholders, employees, agents, attorneys, parents, subsidiaries, affiliates, partners, joint venturers and successors and assigns (collectively, "Releasees") and covenants not to sue or otherwise institute or cause to be instituted or in any way participate in (except at the request of the Purchaser) any legal or other proceedings or actions against any Releasee with respect to any matter whatsoever arising out of such Shareholder's investment in, or ownership of, Company Shares (other than matters arising out of the breach of any representation or warranty of Purchaser made pursuant to Article V of this Agreement or covenant of Purchaser contained in this Agreement), including, but not limited to, (i) any liquidation right or preference under the Bylaws, the Charter, any agreement or otherwise, including without limitation any liquidation right or preference exercisable with respect to the transactions contemplated by this Agreement, (ii) any right of first refusal or any other right such Shareholder may have for acquiring the Company Shares subject to this Agreement, whether under the Bylaws, the Charter, any agreement or otherwise and any right to receive prior notice of such acquisition, and (iii) any and all Liabilities, claims, demands, Contracts, debts, obligations, and causes of action of every nature, kind and description, in law, equity, or otherwise, whether or not now known or ascertained, which heretofore do, or hereafter may, exist.

          (b) Uncertain Claims. Each Shareholder hereby acknowledges that it has considered the possibility that it may not now fully know the nature or value of the claims which are generally released pursuant to Section 7.07(a) above and that such general release extends to all claims of every nature and kind, known or unknown, suspected or unsuspected, and past or present, however arising, and that any and all rights granted to Shareholder pursuant to Section 1542 of the California Civil Code or any analogous applicable Law are hereby expressly waived. Said Section 1542 of the Civil Code of the State of California reads as follows:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

          SECTION 7.08. Bridge Loan.

          (a) The Purchaser and the Company shall use their best efforts to cause Luico Inc. and eMation, Inc. to enter into the Bridge Loan Agreement substantially in the form attached hereto as Exhibit K, along with the Intellectual Property Security Agreement and the Security Agreement referred to therein and such additional supporting documents and filings with respect to the Bridge Loan as the Purchaser or its counsel may reasonably request, within five Business Days of the original execution of this Agreement by the Company, the Purchaser and holders of no less than ninety percent (90%) of each class and series of the Company Shares outstanding on the date hereof.

          (b) The Company will, concurrently with the execution of the Bridge Loan Agreement, execute the Guaranty substantially in the form attached hereto as Exhibit L, along with the Guarantor Intellectual Property Security Agreement and the Guarantor Security Agreement referred to therein and such additional supporting documents and filings as the Purchaser or its counsel may reasonably request.

          (c) Subject to execution and delivery of the Bridge Loan Agreement the Guaranty and the other documents required pursuant to Sections 7.08(a) and (b), the Purchaser shall cause its subsidiary, Luico Inc. to advance to eMation, Inc., bridge loans of up to an aggregate of $2,500,000 for the purpose of financing operating expenses incurred in the ordinary course of business, pursuant to the terms set forth in the Bridge Loan Agreement.

                                 ARTICLE VIII.

                              CONDITIONS PRECEDENT

          SECTION 8.01. Conditions Precedent to the Obligations of Each Party. The obligations of the parties hereto to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver of the following conditions:

          (a) no court of competent jurisdiction shall have issued or entered any order, writ, injunction or decree, and no other Governmental Entity shall have issued any order, which is then in effect and has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting their consummation;

          (b) the Purchaser, the Company, the Shareholders' Agent and the Escrow Agent shall have executed and delivered the Escrow Agreement; and

          (c) Purchaser Stockholder Approval. The Purchaser Meeting Proposal shall have been approved by the Purchaser's stockholders at the Purchaser Stockholders' Meeting.

          SECTION 8.02. Conditions Precedent to the Obligation of the Purchaser. The obligation of the Purchaser to consummate the transactions contemplated by this Agreement is subject, at the option of the Purchaser, to the satisfaction at or prior to the Closing Date of each of the following conditions:

          (a) Accuracy of Representations and Warranties. The representations and warranties of the Company and each Shareholder contained in this Agreement or in any certificate or document delivered to the Purchaser pursuant hereto shall be true and correct in all material respects (other than representations and warranties subject to "materiality" or "material adverse effect" qualifiers, which shall be true and correct in all respects) both when made and on and as of the Closing Date as though made at and as of the Closing Date (other than representations and warranties which address matters only as of a certain date which shall be so true and correct as of such certain date, and except for the issuance of Company Shares pursuant to the exercise of Company Options and Company Warrants, the details of which shall be certified to the Purchaser in the certificates referred to below), and the Chief Executive Officer and Chief Financial Officer of the Company and each Shareholder shall have so certified to the Purchaser in writing.

          (b) Compliance with Covenants. The Company and each Shareholder shall have performed and complied in all material respects with all terms, agreements, covenants and conditions of this Agreement to be performed or complied with by it at or prior to the Closing Date, and the Company and each Shareholder shall have so certified to the Purchaser in writing.

          (c) No Material Adverse Change. There shall not have occurred any Company Material Adverse Effect, and the Chief Executive Officer and Chief Financial Officer of the Company shall have so certified to the Purchaser in writing.

          (d) Purchase of all of the issued Company Shares. All of the following shall have been fulfilled to the Purchaser's and its legal counsels' complete satisfaction: (i) the BuyOut Offer shall have been accepted and this Agreement and the Investor Suitability Certificate in the form attached hereto as Exhibit J shall have been signed within a period of 58 days following the date the Purchaser delivered the BuyOut Offer by shareholders of the Company holding more than 95% of the issued shares of each class and series of shares of the Company (Shareholders who did not sign such Transaction Documents shall be referred to herein as the "Opposing Shareholder(s)"); (ii) no shareholder of the Company (including, their successors and assigns) shall have instituted legal proceedings in any court, within a period of ninety-five (95) days following the date Purchaser delivered the BuyOut Offer to the last shareholder of the Company objecting to the transactions contemplated herein or to the Purchaser's purchase of such shareholder's shares of the Company, which proceedings shall not have been dismissed within one hundred and twenty (120) days following the date Purchaser delivered the BuyOut Offer to the last shareholder of the Company; and
(iii) all of the shares of the Company issued immediately prior to the Closing, including shares of the Opposing Shareholders shall have been (A) duly transferred to the Purchaser free and clear of any and all Encumbrances and (B) duly registered in the name of the Purchaser in the Company's Register of Members.

          (e) Opinions of Counsel. The Purchaser shall have received the opinion of (i) Yigal, Arnon & Co., Israeli counsel to the Company, in substantially the form of Exhibit B hereto (ii) Yigal, Arnon & Co., counsel to the Apax limited partnerships and the Gemini limited partnerships listed on Schedule I, in substantially the form of Exhibit M hereto and (iii) Ropes & Gray, United States counsel to the Company in substantially the form of Exhibit C hereto.

          (f) Consents and Approvals. The authorizations, consents, waivers and approvals set forth in Sections 3.04, 3.05(b)and 3.05(c) of the Company Disclosure Schedule, if any, and Section 5.04(b) of this Agreement, shall have been duly obtained and shall be in form and substance satisfactory to counsel for the Purchaser.

          (g) Employment Agreements. An Employment and Non-Competition Agreement in substantially the form set forth in Exhibit D hereto shall have been executed and delivered by Dale Calder, and Employment and Non-Competition Agreements in substantially the form set forth in Exhibit E hereto shall have been executed and delivered by each of Richard MacKeen, James Hansen, William MacMaster, Wendy Iwanski, Christian Guers, Paul Henderson, Gregg Bauer and Grant Challenger (collectively, together with Dale Calder, the "Key Employees").

          (h) Employees. Each of the employees of the Company and the Company Subsidiaries and each independent contractor or consultant of the Company and the Company Subsidiaries shall have executed a Non Competition and Confidentiality Agreement in the form attached as Exhibit F hereto.

          (i) Termination of Agreements. All agreements among the Shareholders relating to the Business or the Company shall have been terminated and of no further force or effect as of the Closing Date.

          (j) Qualification as a Private Placement. Each of the Shareholders shall have delivered an executed copy of the Investor Suitability Certificate dated as of the Closing Date and Purchaser shall be reasonably satisfied that the Purchaser Shares to be issued in connection with this Agreement pursuant to Section 2.03 are issuable without registration pursuant to Rule 506 promulgated pursuant to Section 4(2) of the Securities Act and other applicable SEC rules and regulations promulgated thereunder and any securities Laws of any applicable jurisdiction.

          (k) Company Warrants and Company Options. The Company Warrants and the Company Options granted pursuant to the Company Option Plans shall have been either exercised in accordance with their terms or cancelled and terminated in form reasonably satisfactory to the Purchaser.

          (l) Lock-up Agreements. Each Shareholder shall have executed and delivered to the Purchaser a Lock-up Agreement substantially in the form attached hereto as Exhibit G.

          (m) Supporting Documents. On or prior to the Closing Date, the Purchaser and its counsel shall have received copies of the following supporting documents:

          (i) a copy of the Bylaws which shall have been amended, to the satisfaction of Purchaser;

          (ii) a certificate of an officer of the Company, dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the Bylaws of the Company as in effect on the date of such certification; and (B) the Charter and the Bylaws of the Company as in effect on the date of such certification;

          (iii) a resolution of the Company's board of directors approving the BuyOut Offer in accordance with the Bylaws;

          (iv) a resolution of the Company's board of directors approving the transfer of all the Company Shares which are issued immediately prior to the Closing to Purchaser and registering the Purchaser in the Company's Register of Members as the holder of all issued shares of the Company;

          (v) duly completed notices of transfer regarding the transfer of all the issued shares of the Company as provided above in form and substance acceptable for immediate filing with the Israeli Registrar of Companies; and

          (vi) such additional supporting documents and other information with respect to the operations and affairs of the Company as the Purchaser or its counsel may reasonably request.

All such documents shall be reasonably satisfactory in form and substance to the Purchaser and its counsel.

          SECTION 8.03. Conditions Precedent to the Obligations of the Company and the Shareholders. The obligations of the Company and the Shareholders to consummate the transactions contemplated by this Agreement are subject, at the option of the Company and the Shareholders, to the satisfaction at or prior to the Closing Date of each of the following conditions:

          (a) Accuracy of Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement or in any certificate or document delivered to the Company and the Shareholders pursuant hereto shall be true and correct in all material respects (other than (i) representations and warranties subject to "materiality" or "material adverse effect" qualifiers, which shall be true and correct in all respects and (ii) the representations and warranties set forth in Section 5.06(a) as to which no representation or warranty shall be made by Purchaser at Closing) both when made and on and as of the Closing Date as though made at and as of the Closing Date (other than representations and warranties which address matters only as of a certain date which shall be so true and correct as of such certain date), and the Purchaser shall have so certified to the Company and the Shareholders in writing.

          (b) Compliance with Covenants. The Purchaser shall have performed and complied in all material respects with all terms, agreements, covenants and conditions of this Agreement to be performed or complied with by it at or prior to the Closing Date, and the Purchaser shall have so certified to the Company and the Shareholders in writing.

          (c) Opinion of Counsel. The Company shall have received the opinion of Brobeck, Phleger & Harrison LLP, U.S. counsel to the Purchaser, in substantially the form of Exhibit H hereto.

          (d) Purchaser Net Asset Value. (i) The Purchaser shall have prepared and delivered to the Company, not less than two (2) Business Days prior to the Closing, an unaudited consolidated balance sheet of the Purchaser and the Purchaser Subsidiaries as at the end of the month ending not less than five (5) Business Days prior to the Closing, which shall have been prepared in good faith in accordance with GAAP in a manner consistent with Purchaser's accounting policies and past practices; (ii) the Purchaser Net Asset Value determined based on such unaudited consolidated balance sheet shall be greater than fifty-five million dollars ($55,000,000); and (iii) the Company shall have received on the Closing Date an officer's certificate from the Purchaser that the Purchaser Net Asset Value on the Closing Date is greater than fifty-five million dollars ($55,000,000).

          (e) Shareholder Bridge Facility. All loans and advances made pursuant to the Shareholder Bridge Facility shall be repaid in full and there shall exist no obligation or liability of the Company or any Company Subsidiary pursuant to the Shareholder Bridge Facility.

All such documents shall be reasonably satisfactory in form and substance to the Company and its counsel.

                                  ARTICLE IX.

                                 INDEMNIFICATION

          SECTION 9.01. Escrow Fund. On the Closing Date, the Purchaser shall deliver to the Escrow Agent the Escrow Shares. The Escrow Shares shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms set forth therein and shall be available to compensate the Indemnified Persons (as defined herein) pursuant to the indemnification obligations of the Shareholders set forth in this Article IX and to compensate the Purchaser for any post Closing adjustments made pursuant to Section 2.05.

          SECTION 9.02. Indemnification.

          (a) Subject to the limitations set forth in Section 9.02(d) and elsewhere in this Article IX, the Shareholders agree to and will, indemnify and hold harmless Purchaser, the Purchaser Subsidiaries (including the Company after Closing) and their officers, directors, agents and employees, and each person, if any, who controls or may control Purchaser within the meaning of the Securities Act (hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against any and all losses (including lost profits or diminution in value), costs, damages, fines, fees, liabilities, penalties, deficiencies and expenses arising from claims, demands, actions, causes of action, including reasonable fees of attorneys, accountants, investigators and experts, and court costs, less the amount of any tax benefit then actually received by Purchaser as a result of such losses, costs, damages etc., amounts then actually recovered by Purchaser under existing insurance policies of Purchaser or Company (net of any related increase in premiums paid by Purchaser or Company) or indemnities from third parties or, in the case of third party claims, any amount then actually recovered by Purchaser pursuant to counterclaims made by Purchaser directly relating to the facts giving rise to such third party claims, (collectively, "Losses") asserted against, resulting to, imposed upon or incurred by the Company, the Purchaser or any Indemnified Person, by reason of, resulting from or arising out of:

          (i) a breach of any representation, warranty (without regard to any qualification as to materiality or knowledge or Company Material Adverse Effect), covenant or agreement given or made by the Company or any Shareholder in this Agreement, the Company Disclosure Schedule, or any certificate, instrument or document delivered by the Company pursuant to this Agreement and any of the representations, warranties, covenants or agreements given or made by any Shareholder in such Shareholder's Investor Suitability Certificate pursuant to this Agreement except as and to the extent that Section 9.02(b) below shall be applicable thereto, in which case the provisions of said Section 9.02(b) shall govern;

          (ii) the satisfaction of the condition set forth in Section 8.02(d), including without limitation, any mandatory share transfer, bring-along procedure, compulsory acquisition of shares, take-over scheme of arrangement, statutory merger or other procedure in accordance with applicable Law or pursuant to the Company's Charter and Bylaws with the intention of making the Company a direct or indirect wholly owned subsidiary of the Purchaser, or any resolution, action or procedure, relating to any of the foregoing.

          (b) Subject to the limitations set forth in Section 9.02(d) and elsewhere in this Article IX, the Shareholders agree to and will indemnify and hold harmless, from and after the Closing Date, each Indemnified Person from and against (A) all Liability for Taxes of Company and each Company Subsidiary for the periods or portions of periods prior to the Closing Date (each such period a "Pre-Closing Tax Period"); (B) all Liability for Taxes (as a result of Treasury Regulation Section 1.1502-6 or any comparable provision of state, local or foreign Tax law) of any person which at any time prior to the Closing is or has ever been affiliated with Company or any Company Subsidiary or with which at any time prior to the Closing Company or any Company Subsidiary joins or has ever joined or is or has ever been required to join in filing any affiliated, consolidated, combined, unitary or aggregate Tax Return; (C) all Liability for Taxes that result from Company's or any Company Subsidiary failure to withhold from amounts paid by Company or any Company Subsidiary prior to the Closing Date; (D) all Liability for Taxes of Company or any Company Subsidiary for any tax period or portion of any tax period after the Closing Date (each such period, a "Post-Closing Tax Period") that result by reason of the application in a Pre-Closing Tax Period of Section 481 of the Code or any comparable provisions of state, local, domestic or foreign Tax law; (E) all Liability for Taxes required to be paid after the Closing Date by Company or any Company Subsidiary under any Tax sharing, Tax indemnity, Tax allocation or similar contract (whether or not written) to which Company or any Company Subsidiary is or was a party prior to the Closing; (F) all Liability for share transfer Taxes due as a result of the sale of the Company Shares to Purchaser pursuant to this Agreement and the filing, recording, registration, stamp, documentary and other similar Taxes and fees payable in connection thereto; and (G) all Liability for reasonable legal and accounting fees and expenses for or with respect to any item in clause (A), (B), (C), (D), (E) or (F) above ; provided, however, that the aggregate indemnification obligation in respect of Taxes described in each of clauses (A) through (F) above shall be reduced to the extent of amounts in respect of such Taxes have otherwise been adequately reserved for on the Estimated Closing Balance Sheet or if a Notice of Disagreement is provided by the Purchaser, the Adjusted Balance Sheet or the Audited Closing Balance Sheet, as the case may be. In the case of any taxable period that includes (but does not end on) the Closing Date (a "Straddle Period"): (A) real, personal and intangible property Taxes ("Property Taxes") of Company with respect to which the Indemnified Persons shall be indemnified shall be equal to the amount of such Property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the number of days in the Straddle Period; and (B) the Taxes of Company and each Company Subsidiary (other than Property Taxes) for the Pre-Closing Tax Period shall be computed as if such Taxable period ended as of the close of business on the Closing Date, and, in the case of any Taxes of Company or any Company Subsidiary attributable to the ownership by Company of any equity interest in any partnership or other "flowthrough" entity, as if a Taxable period of such partnership or other "flowthrough" entity ended as of the close of business on the Closing Date. All indemnification payments hereunder shall be due on the later of (i) the date on which the relevant Taxes are required to be paid to the relevant Taxing Authority (including with respect to estimated Taxes) and (ii) five business days after Purchaser notifies the Representative that such Taxes are due (and the amount thereof).

          (c) Notwithstanding anything to the contrary herein, the Shareholders shall not be liable to any Indemnified Person for any Losses asserted against, resulting to, imposed upon or incurred by the Company, the Purchaser or any Indemnified Person by reason of, resulting from or arising out of (x) the matters referred to in Sections 9.02(a)(i) and (ii) or (y) any stamp Taxes due as a result of the sale of the Company Shares to Purchaser pursuant to this Agreement, unless and until all such Losses exceed $200,000 in which case the Shareholders shall be liable for the full amount of such Losses.

          (d) The Escrow Fund shall be available as a source for payment of the indemnification obligations of the Shareholders set forth in this Section 9.02, subject to the following:

          (i) subject to the exception set forth in subparagraph (ii) below, the liability of each Shareholder, as a source for payment of the indemnification obligations of the Shareholders set forth in Section 9.02(a) and Section 9.02(b), shall be limited with respect to all Losses, other than those arising from a breach of the representations, warranties, covenants or agreements given or made by such Shareholder in such Shareholder's Investor Suitability Certificate or this Agreement, to such Shareholder's pro rata share of the Escrow Fund;


          (ii) the liability of the Management Shareholder as a source for payment of the indemnification obligations of the Shareholders set forth in
     Section 9.02(a) and Section 9.02(b) shall be limited with respect to all Losses arising from a breach of the representations and warranties given or made by the Management Shareholder in Article III hereof, to his pro rata share of the Escrow Fund, except in the case of fraud, in which case the Management Shareholder's liability shall be unlimited;


          (iii) subject to the exception set forth in subparagraph (ii) above, the liability of each Shareholder, as a source for payment of the indemnification obligations of the Shareholders set forth in Section 9.02(a) and Section 9.02(b), shall be limited with respect to all Losses arising from a breach of the representations, warranties, covenants or agreements given or made by any Shareholder in such Shareholder's Investor Suitability Certificate or this Agreement, to an amount equal to the number of Purchaser Shares issuable to such Shareholder by the Purchaser pursuant to this Agreement multiplied by Three dollars ($3.00), except in the case of fraud or gross negligence of such Shareholder, in which case such Shareholder's liability shall be unlimited;

          (iv) no Shareholder shall be liable for indemnification pursuant to
     Section 9.02(a) or Section 9.02(b) for the representations and warranties of any other Shareholder set forth in such other Shareholder's Investment Suitability Certificate or this Agreement (other than the representations and warranties of the Management Shareholder set forth in Article III hereof, subject to the limitations set forth in this Section 9.02) or the breach of any covenant or agreement by any other Shareholder; and


          (e) Nothing in this Agreement shall limit the liability of the Company or any Shareholder, prior to the Closing, for any breach of any representation, warranty or covenant by the Company or any such Shareholder, respectively.

          (f) Purchaser and Company each acknowledge that the Losses and Taxes indemnifiable pursuant to this Article IX, if any, would relate to unresolved contingencies existing at the Closing Date, which if resolved at the Closing Date would have led to a reduction in the total number of shares Purchaser would have agreed to issue in connection with this Agreement.

          SECTION 9.03. Escrow Period. The Escrow Period shall terminate at the one year anniversary of the Closing Date; provided, however, that a portion of the Escrow Fund, which in the reasonable judgment of Purchaser, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate (as defined herein) theretofore delivered to the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been resolved. Purchaser shall deliver to the Escrow Agent a certificate specifying the Closing Date.

          SECTION 9.04. Claims upon Escrow Fund.

          (a) Except as otherwise set forth in Section 9.04(c), upon receipt by the Escrow Agent on or before the last day of the Escrow Period of a certificate signed by any officer of Purchaser (an "Officer's Certificate") specifying in reasonable detail the individual items of indemnifiable Losses or Taxes included in the amount so stated, the date each such item was paid, or properly accrued or arose, and the basis for indemnification, the Escrow Agent shall deliver to Purchaser out of the Escrow Fund, as promptly as practicable, Purchaser Shares having a value equal to such Losses.

          (b) For the purpose of compensating Purchaser for its Losses pursuant to this Agreement, the Purchaser Shares in the Escrow Fund shall be valued at Three dollars ($3), except for purposes of compensating Purchaser for audit fees payable by the Shareholders pursuant to Section 2.05 and for Expenses of the Company in excess of $925,000 (inclusive of any value added Tax), the Purchaser Shares in the Escrow Fund shall be valued at the Purchaser Share Closing Price.

          (c) Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, Purchaser shall cause a duplicate copy of such certificate to be delivered to the Shareholders' Agent (as defined herein) and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Purchaser unless the Escrow Agent shall have received written authorization from the Shareholders' Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of shares of Purchaser Shares from the Escrow Fund, provided that no such payment or delivery may be made if the Shareholders' Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

          (d) Resolution of Conflicts; Arbitration. In case the Shareholders' Agent shall object in writing to any claim or claims made in any Officer's Certificate, the Shareholders' Agent and Purchaser shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders' Agent and Purchaser should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute Purchaser Shares from the Escrow Fund in accordance with the terms thereof. If no such agreement can be reached after good faith negotiation, either Purchaser or the Shareholders' Agent may, by written notice to the other, demand arbitration of the dispute unless the amount of the damage or loss is at issue in a pending Action involving a third party claim, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either event the matter shall be settled by arbitration conducted by three (3) arbitrators: one (1) selected by Purchaser, one (1) selected by the Shareholders' Agent, and one (1) selected by the two (2) arbitrators selected by Purchaser and the Shareholders' Agent. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery of information relating to any dispute while allowing the parties an opportunity, adequate as determined in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel, limit or allow discovery as they shall deem appropriate given the nature and extent of the disputed claim. The arbitrators shall also have the authority to impose sanctions, including attorneys' fees and other costs incurred by the parties, to the same extent as a court of law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to by a party without substantial justification. The decision of a majority of the three (3) arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in this Article IX, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions regarding the dispute which shall set forth the award, judgment, decree or order awarded by the arbitrators. Judgment upon any award rendered by the arbitrators may be entered in any court having competent jurisdiction. Any such arbitration shall be held in the city and county of Philadelphia, Pennsylvania under the commercial rules of arbitration then in effect of the American Arbitration Association. In any arbitration pursuant to this Section 9.04 to resolve a claim for indemnification, each party shall pay its own expenses. Shareholders (out of the Escrow Fund) shall pay a fraction (not to exceed one (1)) of the fees of the arbitrators and the administrative costs of the arbitration equal to the quotient obtained by dividing (i) the amount awarded by the arbitrators with respect to such claim (or agreed in settlement of such claim) by (ii) the portion of the indemnification claim disputed by the Shareholders' Agent; and the balance of such fees and administrative costs shall be paid by Purchaser.

          SECTION 9.05. Shareholders' Agent.

          (a) The Shareholders hereby appoint Robert Chefitz as agent ("Shareholders' Agent") for and on behalf of the Shareholders to carry out the duties of the Shareholders' Agent as set forth in this Agreement, including without limitation, (i) to give and receive notices and communications, to authorize delivery to Purchaser of the Purchaser Shares or other property from the Escrow Fund in satisfaction of claims by Purchaser, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, (ii) to receive notices of disputes regarding the Estimated Closing Balance Sheet, to agree to, negotiate, enter into settlements and compromises of such disputes, (iii) to extend the time for the performance of any of the obligations or other actions of the other under this Agreement, to waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any document delivered pursuant to this Agreement, to waive compliance with any of the conditions or covenants of the other contained in this Agreement or waive performance of any of the obligations of the other under this Agreement, and
(iv) and to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Escrow Shares from time to time upon not less than ten (10) days' prior written notice to Purchaser. No bond shall be required of the Shareholders' Agent. Notices or communications to or from the Shareholders' Agent shall constitute notice to or from each of the Shareholders.

          (b) The Shareholders' Agent shall not be liable for any act done or omitted hereunder as Shareholders' Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Shareholders shall severally indemnify the Shareholders' Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders' Agent and arising out of or in connection with the acceptance or administration of his duties hereunder.

          (c) The Shareholders' Agent shall have reasonable access to information about the Company and the reasonable assistance of officers and employees of the Company for purposes of performing its duties and exercising its rights hereunder, provided that the Shareholders' Agent shall treat confidentially and not disclose any nonpublic information from or about Company to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

          SECTION 9.06. Actions of the Shareholders' Agent. A decision, act, consent or instruction of the Shareholders' Agent shall constitute a decision of all Shareholders for whom Purchaser Shares otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Shareholder, and the Escrow Agent and Purchaser may rely upon any decision, act, consent or instruction of the Shareholders' Agent as being the decision, act, consent or instruction of each and every such Shareholder. The Escrow Agent and Purchaser are hereby relieved from any Liability to any person or entity for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders' Agent.

          SECTION 9.07. Third-Party Claims.

          (a) In the event Purchaser becomes aware of a third-party claim which Purchaser believes may result in a demand against the Escrow Fund, Purchaser shall promptly notify the Shareholders' Agent of such claim; provided, however, that no delay in notifying the Shareholders' Agent shall affect the rights of any Indemnified Person to indemnification hereunder unless (and then solely to the extent that) the interests of Shareholders in the Escrow Fund are prejudiced or damaged thereby. By written notice to Purchaser within thirty (30) days after delivery of notice of such a claim, the Shareholders' Agent and the Shareholders for whom shares of Purchaser Shares otherwise issuable to them are deposited in the Escrow Fund shall be entitled, at their expense, to participate in any defense of such claim by Purchaser, which (subject to the provisions of Section 9.07(b) with respect to certain third-party claims) shall direct the defense and settlement of such claims. Purchaser shall have the right in its sole discretion to settle any such claim; provided, however, that Purchaser may not effect the settlement of any such claim without the consent of the Shareholders' Agent, which consent shall not be unreasonably withheld. In the event that the Shareholders' Agent has consented to any such settlement, the Shareholders' Agent shall have no power or authority to object under Section 9.05 or any other provision of this Article IX to the amount of any claim by Purchaser against the Escrow Fund for indemnity with respect to such settlement.

          (b) Except in the case of claims for equitable relief and claims for money damages which may exceed the amounts then remaining and available in the Escrow Fund for indemnification under this Article IX, the Shareholders' Agent shall be entitled to assume the defense of such claim, by written notice to Purchaser within thirty (30) days after delivery of notice of a third-party claim pursuant to Section 9.07(a). If the Shareholders' Agent assumes the defense of such a claim, (i) the Shareholders' Agent shall defend the Indemnified Person against the matter with counsel reasonably satisfactory to the Indemnified Person; (ii) the Indemnified Person may retain separate co-counsel at its sole cost and expense (except that the Shareholders' Agent shall be responsible for the fees and expenses of the separate co-counsel to the extent that the counsel the Shareholders' Agent has selected has a conflict of interest); (iii) the Indemnified Person will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Shareholders' Agent (not to be withheld unreasonably); and (iv) the Shareholders' Agent will not consent to the entry of any judgment with respect to the matter, or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases Purchaser and the Indemnified Person from all Liability with respect thereto, without the written consent of Purchaser and the Indemnified Person. In the event the Shareholders' Agent does not timely assume the defense of such third-party claim as provided herein, then Purchaser and the Indemnified Person may defend against, or enter into any settlement with respect to, the matter in any manner they reasonably may deem appropriate. At any time after commencement of any such action, the Shareholders' Agent may request an Indemnified Person to accept a bona fide offer from the other parties to the action for a monetary settlement payable solely by Shareholders (which does not burden or restrict the Purchaser or Indemnified Person nor otherwise prejudice the Purchaser or Indemnified Person) whereupon such settlement shall be accepted unless the Purchaser or Indemnified Person determines that the dispute should be continued. In the event such settlement is rejected by the Purchaser or Indemnified Person, Shareholders shall be liable for indemnity hereunder only to the extent of the lesser of (i) the amount of the settlement offer or (ii) the amount for which the Purchaser or Indemnified Person is liable with respect to such action and, if the settlement offer represents the lesser amount of Liability for the Purchaser or Indemnified Person (but does not burden or restrict the Purchaser or Indemnified Person nor otherwise prejudice the Purchaser or Indemnified Person), the Shareholders' Agent shall be entitled to reimbursement of all costs and legal fees incurred in connection with the applicable matter after the date of rejection of such settlement by the Purchaser or Indemnified Person. The party controlling the defense of any third party claim shall deliver, or cause to be delivered, to the other party copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the defense of the third party claim, and timely notices of, and the right to participate in (as an observer) any hearing or other court proceeding relating to the third party claim.

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                                   ARTICLE X.

                           TERMINATION AND ABANDONMENT

          SECTION 10.01. Survival of Representations and Warranties. The representations and warranties set forth in Articles III and IV, other than
Section 4.03 (Title to Shares) which shall survive until the later of the date that is ninety (90) days following the expiration of the applicable statute of limitations, will survive until the first anniversary of the Closing Date. This
Section 10.01 shall not limit any covenants or agreements of the parties hereto that by their terms contemplate performance after the Closing Date.

          SECTION 10.02. Termination. This Agreement may be terminated at any time prior to the Closing:

          (a) by the mutual consent of the Company and the Purchaser;

          (b) by the Purchaser, on the one hand, or the Company, on the other hand, if the Closing shall not have occurred on or before October 31, 2001, or such later date as may be agreed upon by the parties hereto, provided, however, that the right to terminate this Agreement under this clause (b) shall not be available to any party (a "Defaulting Party") whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in the failure of the Closing to occur on or before such date;

          (c) by the Purchaser, upon a breach of any representation, warranty, covenant or agreement on the part of the Company or any Shareholder set forth in this Agreement, or if any representation or warranty of the Company or any Shareholder shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section
     8.02 would not be satisfied or if there shall have occurred events or circumstances having or which are reasonably likely to have a Company Material Adverse Effect (a "Terminating Company Breach"), if such Terminating Company Breach is not curable, or is not cured by the Company through the exercise of its reasonable efforts within ten (10) days of receiving written notice of such Terminating Company Breach; or

          (d) by the Company, upon breach of any representation, warranty, covenant or agreement on the part of the Purchaser set forth in this Agreement, or if any representation or warranty of the Purchaser shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 8.03 would not be satisfied (a "Terminating Purchaser Breach"), if such Terminating Purchaser Breach is not curable, or is not cured by the Purchaser through the exercise of its reasonable efforts within ten (10) days of receiving written notice of such Terminating Purchaser Breach;

If the Closing shall not have occurred, or this Agreement shall not have been terminated in accordance with this Section 10.02, by November 15, 2001, this Agreement shall automatically terminate on said date, provided, however, that such termination shall not affect the Liability hereunder of any Defaulting Party.

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

          SECTION 10.03. Procedure and Effect of Termination. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by any or all of the parties pursuant to Section 10.02 above, written notice thereof shall forthwith be given to the other parties to this Agreement (other than in the event of an automatic termination as provided in such Section) and this Agreement (except for this Section and Sections 6.04(b), 10.02 and 11.01, which shall continue) shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided in this Agreement:

          (a) the parties hereto will promptly redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same; and

          (b) no party shall have any Liability or further obligation to any other party to this Agreement pursuant to this Agreement except as provided in this Article X.

                                  ARTICLE XI.

                                  MISCELLANEOUS

          SECTION 11.01. Expenses, Etc.

          (a) Subject to Section 11.01(b), all Expenses shall be paid by the party incurring such Expenses.

          (b) Upon Closing, Purchaser shall pay all Expenses incurred by both Purchaser and the Company, provided, however, that Purchaser shall only be required to pay the Company's Expenses up to the aggregate amount of $925,000 (inclusive of any value added Tax), and further provided that such Expenses shall be accrued on the Books and Records of the Company, deemed to be Indebtedness and reflected as such on the Estimated Closing Balance Sheet to be prepared pursuant to Section 2.05. The Shareholders shall be responsible for the payment of all of their own expenses incurred in connection with the transactions contemplated hereby and Purchaser shall not reimburse or compensate any Shareholder for any such expense.

          (c) The Shareholders, on the one hand, and the Purchaser, on the other hand, will indemnify the other and hold it or them harmless from and against any claims for finders' fees or brokerage commissions in relation to or in connection with such transactions as a result of any agreement or understanding between such indemnifying party and any third party.

          SECTION 11.02. Notices. All notices which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient and deemed to be received if (i) delivered personally, (ii) mailed by registered or certified mail, return receipt requested and postage prepaid,
(iii) sent via a nationally recognized overnight courier service, or (iv) sent via facsimile or e-mail confirmed in writing to the recipient, in each case as follows:


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

                  if to the Purchaser, to:

                           RAVISENT Technologies Inc.
                           257 Great Valley Parkway
                           Malvern, PA  19355-1308
                           Attention:       President
                           Facsimile No.:  (610) 695-2592
                           Telephone No.:  (610) 251-9999

                  with a copy to:

                           RAVISENT Technologies Inc.
                           257 Great Valley Parkway
                           Malvern, PA  19355-1308
                           Attention:       General Counsel
                           Facsimile No.:  (610) 695-2592
                           Telephone No.:  (610) 251-9999

                  with a copy to:

                           Brobeck, Phleger & Harrison LLP
                           2200 Geng Road
                           Two Embarcadero Place
                           Palo Alto, CA  94303
                           Attention:       David A. Makarechian, Esq.
                           Facsimile No.: (650) 496-2885
                           Telephone No.: (650) 424-0160


                  with a copy to:

                           Shiboleth, Yisraeli, Roberts, Zisman & Co.
                           46 Montefiore Street
                           Tel Aviv 65201
                           Israel
                           Attention:       Lior Aviram, Adv.
                           Facsimile No.: (972) 3 7103322
                           Telephone No.: (972) 3 7103311

                  if to the Company, to:

                           eMation, Ltd.
                           89 Forbes Boulevard
                           Mansfield, MA  02048

                           Attention:       Chief Executive Officer
                           Facsimile No.: (508) 337-9201
                           Telephone No.: (508) 337-9200

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

                  with a copy to:

                           Ropes & Gray
                           One International Place
                           Boston, MA  02110
                           Attention:       Gregory E. Moore, Esq.
                           Facsimile No.: (617) 951-7050
                           Telephone No.: (617) 951-7000

                  with a copy to:

                           Yigal, Arnon & Co.
                           1 Azrieli Center
                           Tel Aviv  67021
                           Attention:       Barak S. Platt
                           Facsimile No.: (972-3) 608-7714
                           Telephone No.: (972-3) 608-7719

          if to any Shareholder, to the address appearing under the name of such Shareholder in Schedule I hereto;

or such other address or addresses as any party shall have designated by notice in writing to the other parties.

          SECTION 11.03. Waivers. Either the Company, the Shareholders' Agent, on behalf of the Shareholders, or the Purchaser, may, by written notice to the other parties, (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement, (ii) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any document delivered pursuant to this Agreement, (iii) waive compliance with any of the conditions or covenants of the other contained in this Agreement, or (iv) waive performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver, by the party taking such action, of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

          SECTION 11.04. Amendments, Supplements, Etc. At any time this Agreement may be amended or supplemented by such additional agreements, articles or certificates, as may be determined by the parties hereto to be necessary, desirable or expedient to further the purposes of this Agreement, or to clarify the intention of the parties hereto, or to add to or modify the covenants, terms or conditions hereof or to effect or facilitate any governmental approval or acceptance of this Agreement or to effect or facilitate the filing or recording of this Agreement or the consummation of any of the transactions contemplated hereby. Any such instrument must be in writing and signed by all parties hereto.

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

          SECTION 11.05. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware other than the conflict of laws principles thereof directing the application of any law other than that of Delaware. Courts within the State of Delaware will have jurisdiction over all disputes between the parties hereto arising out of or relating to this agreement and the agreements, instruments and documents contemplated hereby. The parties hereby consent to and agree to submit to the exclusive jurisdiction of such courts to the exclusion of any other courts. Each of the parties hereto waives, and agrees not to assert in any such dispute, to the fullest extent permitted by applicable law, any claim that (i) such party is not personally subject to the jurisdiction of such courts, (ii) such party and such party's property is immune from any legal process issued by such courts or
(iii) any litigation commenced in such courts is brought in an inconvenient forum.

          SECTION 11.06. Waiver of Jury Trial. Each party hereto hereby irrevocably waives all right to trial by jury in any proceeding (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any transaction or agreement contemplated hereby or the actions of any party hereto in the negotiation, administration, performance or enforcement hereof.

          SECTION 11.07. Headings; Interpretation. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

          SECTION 11.08. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          SECTION 11.09. Entire Agreement. This Agreement (including the Exhibits, the Transaction Documents, the Company Disclosure Schedule and the Purchaser Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

          SECTION 11.10. Third Party Beneficiaries/Parties in Interest. This Agreement has been made and is made solely for the benefit of the parties named as parties to this Agreement, the Shareholders' Agent and the Escrow Agent and their respective successors and permitted assigns. Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties named as parties to this Agreement, the Shareholders' Agent and the Escrow Agent and their respective successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons other than the Shareholders' Agent to any party to this Agreement.

          SECTION 11.11. Assignability. Neither this Agreement nor any of the parties' rights hereunder shall be assignable by any party hereto without the prior written consent of the other parties hereto, except (i) in the case of the Purchaser, to any Person who shall acquire substantially all of the assets of the Purchaser or a majority of the voting securities of the Purchaser, whether pursuant to a merger, consolidation, sale of stock or otherwise, with the written consent of the Shareholders' Agent (not to be withheld unreasonably) and
(ii) in the case of an individual Shareholder, to the estate of such Shareholder upon death.


                  [Remainder of Page Left Intentionally Blank]

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the day and year first above written.

                               RAVISENT TECHNOLOGIES INC.



                               By: /s/ Francis E. Wilde
                                  -----------------------------------------

                               Name: Francis E. Wilde
                               Title:President and CEO


                               EMATION, LTD.



                               By: /s/ Dale E. Calder
                                  -----------------------------------------

                               Name: Dale E. Calder
                               Title:President and CEO


            Signature Page to eMation, Ltd. Share Purchase Agreement

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